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                                                                    Exhibit 10.8


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                                CREDIT AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 11, 2000

                                      AMONG

                           ARTHUR J. GALLAGHER & CO.,


                          AJG FINANCIAL SERVICES, INC.,

                             THE BANKS PARTY HERETO,

                         HARRIS TRUST AND SAVINGS BANK,

                           AS AGENT AND LEAD ARRANGER,

                                 CITIBANK, N.A.,

                   AS CO-LEAD ARRANGER AND SYNDICATION AGENT,


                                       AND

                              BANK OF AMERICA, N.A.

                   AS CO-LEAD ARRANGER AND DOCUMENTATION AGENT

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                                Table of Contents

              (This Table of Contents is not part of the Agreement)

                                                                                                 PAGE
Section 1.           The Credits..............................................................    1

       Section 1.1.  The Revolving Credit Commitments.........................................    1
       Section 1.2.  The Short-Term Revolving Credit Commitments..............................    2
       Section 1.3.  Letters of Credit........................................................    2
       Section 1.4.  Applicable Interest Rates................................................    5
       Section 1.5.  Minimum Borrowing Amount for Revolving Loans and Short-Term Revolving
                       Loans..................................................................    7
       Section 1.6.  Manner of Borrowing, and Designating Interest Rates Applicable to,
                       Revolving Loans and Short-Term Revolving Loans.........................    7

Section 2.           The Swing Line...........................................................    9

       Section 2.1.  Swing Loans..............................................................    9
       Section 2.2.  Interest on Swing Loans..................................................   10
       Section 2.3.  Requests for Swing Loans.................................................   10
       Section 2.4.  Refunding Loans..........................................................   10
       Section 2.5.  Participations...........................................................   11

Section 3.           The Competitive Bid Facility.............................................   11

       Section 3.1.  The Bid Loans............................................................   11
       Section 3.2.  Requests for Bid Loans...................................................   12
       Section 3.3.  Notice of Bids; Advice of Rate...........................................   13
       Section 3.4.  Acceptance or Rejection of Bids..........................................   13
       Section 3.5.  Notice of Acceptance or Rejection of Bids................................   14
       Section 3.6.  Interest on Bid Loans....................................................   14
       Section 3.7.  Telephonic Notice........................................................   14

Section 4.           General Provisions Applicable to All Loans; Reduction of Commitments.....   15

       Section 4.1.  Interest Periods.........................................................   15
       Section 4.2.  Default Rate on Revolving Loans, Short-Term Revolving Loans and Bid
                        Loans.................................................................   16
       Section 4.3.  Notes....................................................................   17
       Section 4.4.  Maturity of Loans........................................................   17
       Section 4.5.  Prepayments..............................................................   18
       Section 4.6.  Funding Indemnity for Fixed Rate Loans...................................   18
       Section 4.7.  Commitment Terminations..................................................   19

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
Section 5.           Fees and Extensions; Place and Application of Payments...................   19

       Section 5.1.  Fees.....................................................................   19
       Section 5.2.  Extension of Termination Date and Short-Term Revolving Credit
                        Termination Date......................................................   20
       Section 5.3.  Place and Application of Payments........................................   21

Section 6.           Definitions; Interpretation..............................................   21

       Section 6.1.  Definitions..............................................................   21
       Section 6.2.  Interpretation...........................................................   31

Section 7.           Representations and Warranties...........................................   31

       Section 7.1.  Organization and Qualification...........................................   32
       Section 7.2.  Subsidiaries.............................................................   32
       Section 7.3.  Corporate Authority and Validity of Obligations..........................   32
       Section 7.4.  Use of Proceeds; Margin Stock............................................   33
       Section 7.5.  Financial Reports........................................................   33
       Section 7.6.  No Material Adverse Change...............................................   33
       Section 7.7.  Full Disclosure..........................................................   33
       Section 7.8.  Good Title...............................................................   33
       Section 7.9.  Litigation and Other Controversies.......................................   34
       Section 7.10. Taxes....................................................................   34
       Section 7.11. Approvals................................................................   34
       Section 7.12. Affiliate Transactions...................................................   34
       Section 7.13. Investment Company; Public Utility Holding Company.......................   34
       Section 7.14. ERISA....................................................................   34
       Section 7.15. Compliance with Laws.....................................................   35
       Section 7.16. Other Agreements.........................................................   35
       Section 7.17. No Default...............................................................   35
       Section 7.18. Insolvency...............................................................   35
       Section 7.19. Labor Controversies......................................................   35

Section 8.           Conditions Precedent.....................................................   35

       Section 8.1.  Initial Credit Event.....................................................   36
       Section 8.2.  All Credit Events........................................................   37

Section 9.           Covenants................................................................   38

       Section 9.1.  Maintenance of Business..................................................   38
       Section 9.2.  Maintenance of Properties................................................   38
       Section 9.3.  Taxes and Assessments....................................................   38
       Section 9.4.  Insurance................................................................   38
       Section 9.5.  Financial Reports........................................................   38
       Section 9.6.  Inspection...............................................................   40
       Section 9.7.  Net Worth................................................................   40

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
       Section 9.8.   Debt to Net Worth Ratio................................................   40
       Section 9.9.   Fixed Charge Coverage Ratio............................................   40
       Section 9.10.  Indebtedness for Borrowed Money........................................   40
       Section 9.11.  Liens..................................................................   41
       Section 9.12.  Investments, Acquisitions, Loans, Advances and Guaranties..............   42
       Section 9.13.  Unrealized Losses......................................................   43
       Section 9.14.  Mergers and Consolidations.............................................   43
       Section 9.15.  Capital Expenditures...................................................   43
       Section 9.16.  ERISA..................................................................   44
       Section 9.17.  Compliance with Laws...................................................   44
       Section 9.18.  Burdensome Contracts with Affiliates...................................   44
       Section 9.19.  No Changes in Fiscal Year..............................................   44
       Section 9.20.  Change in the Nature of Business.......................................   44

Section 10.           Events of Default and Remedies.........................................   44

       Section 10.1.  Events of Default......................................................   44
       Section 10.2.  Non-Bankruptcy Defaults................................................   46
       Section 10.3.  Bankruptcy Defaults....................................................   46
       Section 10.4.  Collateral for Undrawn Letters of Credit...............................   47
       Section 10.5.  Notice of Default......................................................   47
       Section 10.6.  Expenses...............................................................   47

Section 11.           Change in Circumstances................................................   47

       Section 11.1.  Change of Law..........................................................   47
       Section 11.2.  Unavailability of Deposits or Inability to Ascertain, or Inadequacy of,
                        Adjusted LIBOR.......................................................   48
       Section 11.3.  Increased Cost and Reduced Return......................................   48
       Section 11.4.  Lending Offices........................................................   50
       Section 11.5.  Discretion of Bank as to Manner of Funding.............................   50

Section 12.           The Agent..............................................................   50

       Section 12.1.  Appointment and Authorization of Agent.................................   50
       Section 12.2.  Agent and its Affiliates...............................................   50
       Section 12.3.  Action by Agent........................................................   51
       Section 12.4.  Consultation with Experts..............................................   51
       Section 12.5.  Liability of Agent; Credit Decision....................................   51
       Section 12.6.  Indemnity..............................................................   52
       Section 12.7.  Resignation of Agent and Successor Agent...............................   52
       Section 12.8.  Syndication Agent and Documentation Agent..............................   52

Section 13.           Miscellaneous..........................................................   52

       Section 13.1.  Withholding Taxes......................................................   52
       Section 13.2.  No Waiver of Rights....................................................   53
       Section 13.3.  Non-Business Day.......................................................   54

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
       Section 13.4.  Documentary Taxes.......................................................   54
       Section 13.5.  Survival of Representations.............................................   54
       Section 13.6.  Survival of Indemnities.................................................   54
       Section 13.7.  Sharing of Set-Off......................................................   54
       Section 13.8.  Notices.................................................................   54
       Section 13.9.  Counterparts............................................................   55
       Section 13.10. Successors and Assigns..................................................   55
       Section 13.11. Participants and Note Assignees.........................................   55
       Section 13.12. Assignment Agreements...................................................   56
       Section 13.13. Amendments..............................................................   57
       Section 13.14. Headings................................................................   57
       Section 13.15. Legal Fees, Other Costs and Indemnification.............................   57
       Section 13.16. Set Off.................................................................   58
       Section 13.17. Currency................................................................   58
       Section 13.18. Entire Agreement........................................................   59
       Section 13.19. Governing Law...........................................................   59
       Section 13.20. Submission to Jurisdiction; Waiver of Jury Trial........................   59
       Section 13.21. Confidentiality.........................................................   59

Signature.....................................................................................   60

Exhibits
     A  -  Form of Notice of Payment Request
     B  -  Form of Revolving Credit Note
     C  -  Form of Short-Term Revolving Credit Note
     D  -  Form of Swing Line Note
     E  -  Form of Bid Note
     F  -  Form of Bid Loan Request Confirmation
     G  -  Form of Invitation to Bid
     H  -  Form of Confirmation of Bid
     I  -  Form of Notice of Acceptance of Bid
     J  -  Form of Compliance Certificate
     K  -  Assignment Agreement

Schedule 1.2(a) Existing L/Cs
Schedule 7.2    Existing Subsidiaries

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                               Credit Agreement

To each of the Banks signatory hereto



Ladies and Gentlemen:

         The undersigned, Arthur J. Gallagher & Co, a Delaware corporation ("Gallagher"), and AJG Financial Services, Inc., a Delaware corporation (the "AJG"; Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), apply to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a three-year revolving credit for loans and letters of credit (the "Revolving Credit"), a short-term revolving credit for loans (the "Short-Term Revolving Credit") and a swing line (the "Swing Line") for loans, in each case as described herein. Each of you is hereinafter referred to individually as a "Bank," all of you are hereinafter referred to collectively as the "Banks,"; Harris Trust and Savings Bank in its capacity as administrative agent for the Banks hereunder is hereinafter referred to as the "Agent"; Citibank, N.A., in its capacity as co-lead arranger and syndication agent is hereinafter referred to as the "Syndication Agent"; and Bank of America, N.A., in its capacity as co-lead arranger and documentation agent is hereinafter referred to as the "Documentation Agent".

Section 1. The Credits.

         Section 1.1. The Revolving Credit Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively "Revolving Loans") to either Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its revolving credit commitment set forth on the applicable signature page hereof (its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof, on or after the Effective Date and before the Termination Date. Neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all Revolving Loans, all Revolving Swing Loans and all L/C Obligations at any time outstanding shall exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.6(a) hereof, the relevant Borrower may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans; provided that neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all Eurocurrency Loans (whether Revolving Loans or Short-Term Revolving Loans) shall exceed $50,000,000. All Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

         Section 1.2. The Short-Term Revolving Credit Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Short-Term Revolving Loan" and collectively "Short-Term Revolving Loans") to either Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its short-term revolving credit commitment set forth on the applicable signature page hereof (its "Short-Term Revolving Credit Commitment" and, cumulatively for all the Banks, the "Short-Term Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof, on or after the Effective Date and before the Short-Term Revolving Credit Termination Date; provided, however, that the Short-Term Revolving Credit Commitments may not be utilized by the Borrowers unless and until the Revolving Credit Commitments have been fully drawn upon and are outstanding as Revolving Loans and/or L/C Obligations. Neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all Short-Term Revolving Loans, all Short-Term Swing Loans and all Bid Loans shall exceed the Short-Term Revolving Credit Commitments in effect at such time. Each Borrowing of Short-Term Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.6(a) hereof, the relevant Borrower may elect that each Borrowing of Short-Term Revolving Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans; provided that neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all Eurocurrency Loans (whether Revolving Loans or Short-Term Revolving Loans) shall exceed $50,000,000. All Short-Term Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Short-Term Revolving Loans may be repaid and the principal amount thereof reborrowed before the Short-Term Revolving Credit Termination Date, subject to all the terms and conditions hereof.

         Section 1.3. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby or commercial letters of credit (each a "Letter of Credit") for the account of either Borrower in U.S. Dollars or in an Alternate Currency; provided that (i) the aggregate Original Dollar Amount of the L/C Obligations at any time outstanding shall not exceed the L/C Commitment and (ii) the aggregate Original Dollar Amount of the L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of all Revolving Loans and all Revolving Swing Loans then outstanding. Notwithstanding anything herein to the contrary, the Existing L/Cs (all of which are listed and described on Schedule 1.3(a) hereto) shall each constitute a "Letter of Credit" herein for all purposes of the Agreement to the same extent, and with the same force and effect, as if such Existing L/Cs had been issued at the request of a Borrower hereunder. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

         (b) Applications. At any time on or after the Effective Date and before the Termination Date, the Agent shall, at the request of the relevant Borrower, issue one or more Letters of Credit for the account of such Borrower, in a form satisfactory to the Agent, with expiration dates no later than the earliest of
(i) 12 months from the date of issuance or (ii) five days prior to the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Agent for the type of Letter of Credit, whether standby or commercial, requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary (i) the Borrowers' obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 5.1(b) hereof, (ii) except during the continuance of an Event of Default, the Agent will not call for the funding by the Borrowers of any amount under a Letter of Credit, or any other form of collateral security for the Borrowers' obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers' obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrowers hereby jointly and severally promise to pay) from and after the date such drawing is paid until payment in full thereof (i) in the case of a drawing under a Letter of Credit denominated in U.S. Dollars, at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect and (ii) in the case of a drawing under a Letter of Credit denominated in an Alternative Currency, at a rate per annum equal to the sum of 2% plus the Applicable Margin for Eurocurrency Loans under the Revolving Credit plus the Overnight Eurocurrency Rate. The Agent will promptly notify the Banks of each issuance by it of a Letter of Credit. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than the date which is five days prior to the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the relevant Borrower subject to the conditions of Section 8.2 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 8.2 and the other terms of this Section 1.3 and the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Bank notifies the Agent of any failure to satisfy or otherwise comply with such conditions and terms and directs the Agent not to take such action. No amendment to a Letter of Credit shall extend the expiration date of such Letter of Credit beyond the Termination Date without the consent of each Bank having a Revolving Credit Commitment.

         (c) The Reimbursement Obligations. Subject to Section 1.3(b) hereof, the obligation of the Borrowers to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that, if and as long as no Default or Event of Default exists and the other conditions in Section 8.2 hereof are satisfied, any Reimbursement Obligation outstanding on

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account of a drawing under a Letter of Credit shall automatically convert into a
Borrowing of Domestic Rate Loans in an amount equal to the Original Dollar
Amount of such Reimbursement Obligation on the date such drawing occurs and the Agent shall notify each Bank thereof, and each Bank shall thereupon fund its Domestic Rate Loan in such Borrowing in accordance with Sections 1.1 and 1.6 (except for any requirement that a Borrowing of Domestic Rate Loans be in a certain amount). If the conditions in Section 8.2 cannot be satisfied with respect to any drawing, then reimbursement of such drawing shall be made in U.S. Dollars (in the case of a drawing under a Letter of Credit denominated in U.S. Dollars) or in the U.S. Dollar Equivalent (in the case of a drawing under a Letter of Credit denominated in an Alternative Currency) in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 1:00 p.m. (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the relevant Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

         (d) The Participating Interests. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrowers to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to either Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

         The several obligations of the Participating Banks to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the relevant Borrower's obligations under each Application, to the extent the Borrowers are relieved from their obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrowers, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this
Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside this Agreement.

         (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

         Section 1.4. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Loans plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. There shall not be more than ten Eurocurrency Loans outstanding at any one time.

         (c) Alternative Currency. On the date either Borrower requests a Borrowing of Eurocurrency Loans in an Alternative Currency, as provided in
Section 1.6(a) below, the Agent shall promptly notify each Bank. If a Bank determines that such Alternative Currency is not available to it in sufficient amount and for a sufficient term to enable it to advance or continue the Loan requested of it as part of such Eurocurrency Borrowing and so notifies the Agent no later than 1:00 p.m. (Chicago time) on the same day it receives notice from the Agent of such requested Loan, the Agent shall so notify the relevant Borrower by 1:45 p.m. (Chicago time). If the relevant Borrower nevertheless desires such Borrowing, it must notify the Agent by no later than 3:00 p.m. (Chicago time) on such day. If the Agent does not receive such notice from the relevant Borrower by 3:00 p.m. (Chicago time), the relevant Borrower shall automatically be deemed to have revoked its request for the Eurocurrency Borrowing and the Agent will promptly notify the Banks of such revocation. If the relevant Borrower does give such notice by 3:00 p.m. (Chicago time), each Bank that did not notify the Agent by 1:00 p.m. (Chicago time) that the requested Alternative Currency is unavailable to it to fund the requested Loan shall, subject to Section 8 hereof, make its Loan in the requested Alternative Currency in accordance with Section 1.6(d) hereof; provided, however, that in the event that a Bank or Banks shall exercise this option (each, an "Unavailable Bank"), the Borrowers may, but shall not be obligated to, at any time within 90 days of such exercise with the consent of the Agent but without the consent of any Unavailable Banks (i) terminate the Revolving Credit Commitment and the Short-Term Revolving Credit Commitment of each Unavailable Bank, (ii) obtain a new Bank or Banks pursuant to the assignment provisions set forth in Section 13.12 hereof (except with regard to the minimum amount requirements set forth in clauses (ii) and (iii) of the first sentence of such Section) to effect the assignment to such new Bank or Banks of each Unavailable Bank's interests, rights and obligations under this Agreement (including without limitation all of such Unavailable Bank's Revolving Credit Commitment and Short-Term Revolving Credit Commitment as well as its portion of all outstanding Loans and the Notes held by such Unavailable Bank) and the other Loan Documents and/or to increase the Revolving Credit Commitment and the Short-Term Revolving Credit Commitment of one or more existing Banks, in each case so that after giving effect thereto the Revolving Credit Commitments and the Short-Term Revolving Credit Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) repay in full to each Unavailable Bank all outstanding Loans (including accrued interest thereon) and L/C Obligations at the time of the assignment and/or increase in the Revolving Loan Commitment and the Short-Term Revolving Credit Commitment described in clause (ii) above with the proceeds of Loans made by such Persons who are to become Banks by assignment or with the proceeds of Loans made by Banks who have agreed to increase their Revolving Credit Commitment and Short-Term Revolving Credit Commitment and (iv) pay to each Unavailable Bank all fees and other compensation due and owing such Unavailable Bank under the terms of this Agreement and the other Loan Documents; provided further that if the Borrowers choose to exercise their right to replace an Unavailable Bank, the Borrowers, the Agent and the Bank which replaces the Unavailable Bank shall execute such instruments and documents as shall, in the opinion of the Agent, be reasonably necessary in order to effect such replacement. Each Bank that did so notify the Agent by 1:00 p.m. (Chicago time) that it would not be able to make the Loan requested from it shall, subject to Section 6 hereof, make a Eurocurrency Loan denominated in U.S. Dollars in the Original Dollar Amount of, and with the same Interest Period as, the Eurocurrency Loan such Bank was originally requested to make. Such Eurocurrency Loan denominated in U.S. Dollars shall be made by the affected Bank on the same day as the other Banks make their Eurocurrency Loans denominated in the applicable Alternative Currency as part of the relevant Borrowing of Eurocurrency Loans, but shall bear interest with reference to the Adjusted LIBOR applicable to U.S. Dollars rather than the relevant Alternative Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing U.S. Dollar Loans under Section 1.6(d) hereof. Any Revolving Loan and any Short-Term Revolving Loan made in an Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.

         (d) Rate Determinations. The Agent shall determine each interest rate applicable to Obligations and the Original Dollar Amount of Revolving Loans and Short-Term Revolving Loans denominated in Alternative Currencies, and a reasonable determination thereof by the Agent shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

         Section 1.5. Minimum Borrowing Amount for Revolving Loans and Short-Term Revolving Loans. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $500,000, provided that a Borrowing of Domestic Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 1.3(c) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of Eurocurrency Loans shall be in an amount not less than an Original Dollar Amount of $5,000,000 and, if greater, shall be in such integral multiple as would have the Original Dollar Amount most closely approximating $1,000,000.

         Section 1.6. Manner of Borrowing, and Designating Interest Rates Applicable to, Revolving Loans and Short-Term Revolving Loans. (a) Notice to the Agent. The relevant Borrower shall give notice to the Agent by no later than 11:00 a.m. (Chicago time) (i) at least four Business Days before the date on which such Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three Business Days before the date on which such Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) on the date such Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.5's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, such Borrower may continue all or part of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by such Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert all or part of such Borrowing into Domestic Rate Loans and (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, such Borrower may (subject to the notice requirements set forth herein) convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars or denominated in an Alternative Currency, in each case, for an Interest Period or Interest Periods specified by such Borrower. The relevant Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 11:00 a.m. (Chicago time) at least three Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans denominated in an Alternative Currency must be given no later than 11:00 a.m. (Chicago time) at least four Business Days before the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. Each Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative of such Borrower without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

         (b) Notice to the Banks. Not later than 12:00 Noon (Chicago time) on the date the Agent receives any notice from a Borrower pursuant to Section 1.6(a) above, the Agent shall give telephonic or telecopy notice to each Bank. The Agent shall give notice to the relevant Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the relevant Borrower and each Bank of the Original Dollar Amount thereof.

         (c) Borrowers' Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 8.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the relevant Borrower has notified the Agent within the period required by Section 1.6(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 4.5(a) that it intends to prepay such Borrowing. If the relevant Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.6(a) and has not notified the Agent within the period required by Section 4.5(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 8.2 hereof. If the relevant Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.6(a) and has not notified the Agent within the period required by Section 4.5(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 8.2 hereof, including the application of Section 1.5 and of the restrictions contained in the definition of Interest Period.

         (d) Disbursement of Revolving Loans and Short-Term Revolving Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to Section 8 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois, except that if such Borrowing is denominated in an Alternative Currency each Bank shall, subject to Section) 1.4(c) and Section 8, make available its Loan comprising part of such Borrowing at such office as the Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the Borrowing. The Agent shall make available to the relevant Borrower Loans denominated in U.S. Dollars at the Agent's principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Agent has previously agreed to with the Borrowers, in each case in the type of funds received by the Agent from the Banks.

         (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Revolving Loan or a Short-Term Revolving Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to such Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Bank's Loan, as determined by the Agent. If such amount is not received from such Bank by the Agent immediately upon demand, the relevant Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 4.6 hereof, so that such Borrower will have no liability under such Section with respect to such payment; provided, that such repayment by the relevant Borrower shall not be deemed to release or otherwise limit any claims or rights that such Borrower may have against any Bank for the failure to fund any Loans hereunder.

Section 2. The Swing Line.

         Section 2.1. Swing Loans. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("Harris") agrees to make loans in U.S. Dollars to the Borrowers under the Swing Line ("Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between (x) the sum of the Revolving Credit Commitments and Short-Term Revolving Credit Commitments in effect at such time and (y) the Original Dollar Amount of all Loans and L/C Obligations outstanding at the time of computation. Swing Loans may be made under the Revolving Credit ("Revolving Swing Loans") and, if the Revolving Credit is fully utilized, under the Short-Term Revolving Credit ("Short-Term Swing Loans"). The Swing Line Commitment shall be available to the Borrowers and may be availed of by either Borrower from time to time and borrowings thereunder may be repaid and used again during the period beginning on the Effective Date and ending on the Termination Date; provided that Short-Term Swing Loans shall not be available after the Short-Term Revolving Credit Termination Date; and provided further that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in an amount not less than $500,000 and in integral multiples of $100,000.

         Section 2.2. Interest on Swing Loans. Each Swing Loan shall bear interest at the Domestic Rate or Harris' Quoted Rate, provided that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans under the relevant Credit plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans under the relevant Credit plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

         Section 2.3. Requests for Swing Loans. The relevant Borrower shall give Harris prior notice (which may be written or oral) no later than 3:00 p.m. (Chicago time) on the date upon which such Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within 30 minutes after receiving such notice, Harris shall in its discretion quote an interest rate to the relevant Borrower at which Harris would be willing to make such Swing Loan available to such Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris' Quoted Rate"). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance, and if the relevant Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by such Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the Domestic Rate. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the relevant Borrower on the date so requested at the offices of Harris in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day.

         Section 2.4. Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the relevant Borrower (and each Borrower hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to the relevant Borrower, request each relevant Bank to make a Domestic Rate Loan under the same Credits under which such Swing Loans were originally made in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 8.2 are not fulfilled on such date, each relevant Bank shall make the proceeds of its requested Revolving Loan or Short-Term Revolving Loan, as the case may be, available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans or Short-Term Revolving Loans, as the case may be, shall be immediately applied to repay such outstanding Swing Loans.

     Section 2.5. Participations. If any Bank refuses or otherwise fails to make a Revolving Loan or Short-Term Revolving Loan, as the case may be, when requested by Harris pursuant to Section 2.4 above (because the conditions in Section 8.2 are not satisfied or otherwise), such Bank shall, by the time and in the manner such Revolving Loan or Short-Term Revolving Loan, as the case may be, was to have been funded to Harris, purchase from Harris an undivided participating interest in the relevant outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans under the relevant Credit that were to have been repaid with such Revolving Loans or Short-Term Revolving Loan, as the case may be, provided no purchase of a participation in a Swing Loan bearing interest at Harris' Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the relevant Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The several obligations of the Banks under this Section 2.5 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against either Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Bank, and each payment made by an Bank under this Section 2.5 shall be made without any offset, abatement, withholding or reduction whatsoever.

Section 3.     The Competitive Bid Facility.

     Section 3.1. The Bid Loans. At any time before the Short-Term Revolving Credit Termination Date, either Borrower may request the Banks to offer to make uncommitted loans (each a "Bid Loan" and collectively the "Bid Loans") in the manner set forth in this Section 3 and in amounts such that neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all outstanding Short-Term Revolving Loans, Short-Term Swing Loans and Bid Loans shall exceed the Short-Term Revolving Credit Commitments in effect at such time. The Banks may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Short-Term Revolving Credit Commitment), subject to the limitation that the aggregate principal amount of all Short-Term Revolving Loans, Short-Term Swing Loans and Bid Loans outstanding at any time shall not at any time exceed the Short-Term Revolving Credit Commitments then in effect and subject to the other conditions of this Agreement. All Bid Loans shall be denominated in U.S. Dollars.

     Section 3.2. Requests for Bid Loans.

      (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request"), the relevant Borrower shall give telephonic notice to the Agent no later than 2:00 p.m. (Chicago time) one Business Day before the proposed date of such borrowing, which must be a Business Day (the "Borrowing Date"), followed on the same day by a duly completed confirmation, delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit F hereto or otherwise containing the information required by this
Section 3.2 (a "Bid Loan Request Confirmation"), to be received by the Agent no later than 2:30 p.m. (Chicago time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit F or otherwise contain the information required by this Section 3.2 shall be rejected by the Agent, and the Agent shall give telephonic notice to the relevant Borrower of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit F or otherwise contain the information required by this Section 3.2. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business
Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000 and (iii) up to three Interest Periods of 7-180 days with respect to the entire amount specified in such Bid Loan Request (and, if so desired by the relevant Borrower, specifying the maximum amount such Borrower would borrow for any specific Interest Period).

      (b) Invitation to Bid. Upon receipt by the Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit F hereto or otherwise contains the information required by this Section 3.2, the Agent shall, by telephone (no later than 3:30 p.m. (Chicago time) on the same day the Agent receives a Bid Loan Request Confirmation), promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit G hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

      (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid loan or Bid Loans (a "Bid") to the relevant Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Agent by telephone not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date promptly confirmed in writing by a duly completed confirmation (a "Confirmation of Bid") delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit H hereto or otherwise containing the information required by this subsection (c), to be received by the Agent on the same day; provided, however, that any Bid made by the Agent must be made by telephone to the relevant Borrower by no later than 8:45 a.m. (Chicago time). Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) of each Bid Loan that the Bank is willing to make to the relevant Borrower, (ii) the interest rate (which shall be computed on the basis of a 360 day year for the actual number of days elapsed for a period equal to the Interest Period applicable thereto) at which the Bank is prepared to make each Bid Loan and (iii) the Interest Period applicable to each such offered Bid Loan. The Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Agent later than 9:00 a.m. (Chicago time). Any Bid submitted by a Bank pursuant to this Section 3.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit H; provided that in all events the telephone Bid received by the Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

     Section 3.3. Notice of Bids; Advice of Rate. The Agent shall give telephonic notice to the Borrower no later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid. The Agent shall send a written summary of all Bids received by it to the relevant Borrower on the same day.

     Section 3.4. Acceptance or Rejection of Bids. The relevant Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 3.4, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. No later than 10:30 a.m. (Chicago time) on the proposed Borrowing Date, the relevant Borrower shall give telephonic notice to the Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to a Bid Loan Request, which notice shall be promptly confirmed by a telecopy or other form of facsimile communication to be received by the Agent on the proposed Borrowing Date; provided, however, that in the event any Offers are accepted (i) the relevant Borrower shall accept Offers for any of the Interest Periods specified by such Borrower in its Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period, (ii) if such Borrower declines to borrow the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, or is prevented from doing so by any other condition hereof, then such Borrower shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Borrower may round allocations up or down in integral multiples not less than $500,000 as it shall deem appropriate), (iii) the aggregate principal amount of all Offers accepted by such Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (iv) no Offer of a Bid Loan shall be accepted in a principal amount less than $5,000,000. Any telephone notice given by the relevant Borrower pursuant to this Section 3.4 shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice. Failure by the relevant Borrower to accept an offer in accordance with the provisions of this Section 3.4 shall constitute rejection of such Offer.

     Section 3.5. Notice of Acceptance or Rejection of Bids.

      (a) Notice to Banks Making Bids. The Agent shall give telephonic notice to each Bank whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what Interest Period) no later than 11:00 a.m. (Chicago time) on the proposed Borrowing Date, and each successful bidder will thereupon become bound, subject to Section 9 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. As soon as practicable thereafter the Agent shall send written notice substantially in the form of Exhibit I hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

      (b) Disbursement of Bid Loans. Not later than 12:00 Noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 3.5(a) shall make available to the Agent the principal amount of each such Bid Loan in immediately available funds at the Agent's principal office in Chicago, Illinois. The Agent shall promptly thereafter make available to the relevant Borrower like funds as received from each Bank, at such office of the Agent in Chicago, Illinois.

      (c) Notice to the Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Agent shall notify each Bank of the aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the Interest Period(s) therefor, and the lowest and highest interest rates at which Bid Loans were made for each Interest Period.

     Section 3.6. Interest on Bid Loans. The Borrowers shall pay interest on the unpaid principal amount of each Bid Loan from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year for the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

     Section 3.7. Telephonic Notice. Each Bank's telephonic notice to the Agent of its Bid pursuant to Section 3.2(c), and the relevant Borrower's telephonic acceptance of any Offer contained in a Bid pursuant to Section 3.4, shall be irrevocable and binding on such Bank and the relevant Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Agent has acted, or failed to act, in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 3 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Agent shall have no obligation to notify the relevant Borrower of any Bid received by it later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date, and no acceptance by the relevant Borrower of any Offer contained in a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Agent later than 10:30 a.m. (Chicago time) on the proposed Borrowing Date.

Section 4. General Provisions Applicable to all Loans; Reduction of Commitments.

    Section 4.1. Interest Periods. As provided in Section 1.6(a) hereof in the case of Revolving Loans and Short-Term Revolving Loans, in Section 2.3 in the case of Swing Loans and in Section 3.2 in the case of Bid Loans, at the time of each request to advance, continue, or create by conversion a Borrowing of Loans (other than Domestic Rate Loans), the relevant Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of Eurocurrency Loans, one, two, three, or six months thereafter, (c) in the case of Swing Loans, on the date one to five days thereafter as mutually agreed by Harris and the relevant Borrower and (d) in the case of Bid Loans, on the date 7 to 180 days thereafter as the relevant Borrower may select; provided, however, that:

          (a) any Interest Period for a Borrowing of Revolving Loans consisting of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

          (b) any Interest Period for a Borrowing of Short-Term Revolving Loans consisting of Domestic Rate Loans that otherwise would end after the Short-Term Revolving Credit Termination Date shall end on the Short-Term Revolving Credit Termination Date;

          (c) for any Borrowing of Revolving Loans consisting of Eurocurrency Loans or for any Swing Loan, the Borrowers may not select an Interest Period that extends beyond the Termination Date;

          (d) for any Borrowing of Short-Term Revolving Loans consisting of Eurocurrency Loans and for any Borrowing of Bid Loans, the Borrowers may not select an Interest Period that extends beyond the Short-Term Revolving Credit Termination Date;

          (e) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (f) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

    Section 4.2. Default Rate on Revolving Loans, Short-Term Revolving
Loans and Bid Loans. If any payment of principal on any Revolving Loan or any Short-Term Revolving Loan or any Bid Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

             (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans under the relevant Credit plus the Domestic Rate from time to time in effect;

             (b) for any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans under the relevant Credit plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Eurocurrency Loans under the relevant Credit plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period); and

             (c) for any Bid Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at the rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans under the Short-Term Revolving Credit plus the Domestic Rate from time to time in effect.

    Section 4.3. Notes.

     (a) Revolving Credit Notes. The Revolving Loans made to the Borrowers by a Bank shall be evidenced by a single joint and several promissory note of the Borrowers issued to such Bank in the form of Exhibit B hereto. Each such promissory note is hereinafter referred to as a "Revolving Credit Note" and collectively such promissory notes are referred to as the "Revolving Credit Notes."

     (b) Short-Term Revolving Credit Notes. The Short-Term Revolving Loans made to the Borrowers by a Bank shall be evidenced by a single joint and several promissory note of the Borrowers issued to such Bank in the form of Exhibit C hereto. Each such promissory note is hereinafter referred to as a "Short-Term Revolving Credit Note" and collectively such promissory notes are referred to as the "Short-Term Revolving Credit Notes."

     (c) Swing Line Note. All Swing Loans made to the Borrowers by Harris shall be evidenced by a single joint and several promissory note of the Borrower issued to Harris in the form of Exhibit D hereto (the "Swing Line Note"), such Swing Line Note to be payable to the order of Harris in the principal amount of its Swing Line Commitment and otherwise in the form of Exhibit D hereto.

     (d) Bid Notes. All Bid Loans made to either Borrower by a Bank shall be evidenced by a single joint and several promissory note of the Borrowers in the form of Exhibit E hereto (individually a "Bid Note" and collectively the "Bid Notes"), each such Bid Note to be payable to the order of the applicable Bank and otherwise in the form of Exhibit E hereto.

     (e) Notes Generally. Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Fixed Rate Loan, the Interest Period and interest rate applicable thereto and, for any Eurocurrency Loan, the currency in which such Loan is denominated. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrowers the Note to be replaced, the Borrowers shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

    Section 4.4. Maturity of Loans. Each Revolving Loan shall mature and become due and payable by the Borrowers on the Termination Date. Each Short-Term Revolving Loan shall mature and become due and payable by the Borrowers on the Short-Term Revolving Credit Termination Date. Each Swing Loan shall mature and become due and payable by the Borrowers on the last day of the Interest Period applicable thereto. Each Bid Loan shall mature and become due and payable by the Borrowers on the last day of the Interest Period applicable thereto.

    Section 4.5. Prepayments. The Borrowers may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $1,000,000, (iii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $1,000,000 and (iv) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days' prior notice to the Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by Section 4.6 hereof. Bid Loans and Swing Loans bearing interest at Harris' Quoted Rate may only be paid on the last day of the Interest Period then applicable to such Loans. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrowers. Any amount of Revolving Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. Any amount of Short-Term Revolving Loans paid or prepaid before the Short-Term Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. All prepayments shall be applied first to the Short-Term Revolving Credit until payment in full thereof and then to the Revolving Credit.

    Section 4.6. Funding Indemnity for Fixed Rate Loans. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank as a result of:

             (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

             (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by either Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to Section 1.6(a) or 2.3 or established pursuant to Section 1.6(c) hereof,

             (c) any failure by either Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

             (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrowers, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive if reasonably determined.

    Section 4.7. Commitment Terminations. The Borrowers shall have the right at any time and from time to time, upon five Business Days' prior written notice to the Agent, to terminate the Revolving Credit Commitments and the Short-Term Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and
(ii) allocated ratably among the Banks in proportion to their respective Percentages of the relevant Credit, provided that (w) the Revolving Credit Commitments may not be terminated in whole before the termination of the Short-Term Revolving Credit Commitments, (x) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Revolving Loans, all Revolving Swing Loans and all L/C Obligations then outstanding, (y) any reduction of the Revolving Credit Commitments to an amount less than the Swing Line Commitment or L/C Commitment shall automatically reduce the Swing Line Commitment or L/C Commitment, as the case may be, to such amount as well and (z) the Short-Term Revolving Credit Commitments may not be reduced to an amount less than the Original Dollar Amount of all Short-Term Revolving Loans, all Short-Term Swing Loans and all Bid Loans then outstanding. The Borrowers shall have the right at any time and from time to time, by notice to the Agent, to terminate the Letter of Credit Commitment without premium or penalty, in whole or in part. Any such termination of the Letter of Credit Commitment shall not reduce the Revolving Credit Commitments unless the Borrowers elect to do so in the manner provided in the preceding sentence. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 4.7 may not be reinstated.

Section 5. Fees and Extensions; Place and Application of Payments.

    Section 5.1. Fees. (a) Facility Fee. For the period from the Effective Date to but not including the Termination Date, the Borrowers shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a facility fee accruing at the rate per annum equal to the Applicable Margin for Facility Fee on the average daily amount of the Revolving Credit Commitments and on the average daily amount of the Short-Term Revolving Credit Commitments, in each case, whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each calendar quarter in each year (commencing September 30, 2000) and on the Termination Date, unless the Revolving Credit Commitments or the Short-Term Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrowers shall pay to the Agent for its own account an issuance fee equal to 1/8 of 1% (0.125%) of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter (commencing September 30, 2000) the Borrowers shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for Eurocurrency Loans under the

Revolving Credit in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrowers shall pay to the Agent for its own account (i) the Agent's standard issuance fee for each Letter of Credit and (ii) the Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit (whether a Commercial Letter of Credit or Standby Letter of Credit); all the foregoing standard fees shall be retained by the Agent for its own account (such standard fees referred to in the preceding clauses (i) and (ii) may be established by the Agent from time to time).

     (c) Closing Fees. On the Effective Date, the Borrowers shall pay to the Agent, for the benefit of the Banks, the up front fees due to the Banks as heretofore agreed.

     (d) Agent Fees. The Borrowers shall pay to the Agent the fees agreed to between the Agent and the Borrowers pursuant to a separate written letter agreement dated as of June 28, 2000.

     (e) Fee Calculations. All fees payable under this Section 4.1 shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

    Section 5.2. Extension of Termination Date and Short-Term Revolving Credit Termination Date. (a) Revolving Credit. The Borrowers may advise the Agent in writing of their desire to extend the Termination Date for an additional calendar year, provided (i) such request is made not more than 60 days prior to, and not less than 45 days prior to, the first and second anniversary dates of this Agreement and (ii) not more than one such request for the extension of the Termination Date may be made in any one calendar year. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing within 30 days before the anniversary date following such request whether it agrees to the requested extension. If a Bank fails to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the written consent of all the Banks, the Termination Date shall be automatically extended an additional year. Otherwise, the Termination Date will remain as then scheduled. In no event shall the Termination Date be extended beyond September 10, 2005.

     (b) Short-Term Revolving Credit. The Borrowers may advise the Agent in writing of their desire to extend the Short-Term Revolving Credit Termination Date for an additional 364 days, provided (i) such request is made not more than 60 days prior to, and not less than 45 days prior to, the first, second, third and fourth anniversary dates of this Agreement and (ii) not more than one such request for the extension of the Short-Term Revolving Credit Termination Date may be made in any one calendar year. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing within 30 days before the anniversary date following such request whether it agrees to the requested extension. If a Bank fails to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the written consent of all the Banks, the Short-Term Revolving Credit Termination Date shall be automatically extended an additional 364 days. Otherwise, the Short-Term Revolving Credit Termination Date will remain as then scheduled. In no event shall the Short-Term Revolving Credit Termination Date be extended beyond August 21, 2005.

    Section 5.3. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrowers under this Agreement, shall be made by the Borrowers to the Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrowers) or, if such payment is on a Reimbursement Obligation, no later than provided by
Section 1.3(c) hereof or, if such payment is to be made in an Alternative Currency, no later than 1:00 p.m. local time at the place of payment to such office as the Agent has previously specified in a notice to the Borrowers for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or commitment fees ratably to the Banks, in each case to be applied in accordance with the terms of this Agreement.

Section 6.  Definitions; Interpretation.

    Section 6.1. Definitions. The following terms when used herein have the following meanings:

     "Account" is defined in Section 10.4(b) hereof.

     "Adjusted LIBOR" means a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR =              LIBOR
                            ----------------------
                            1 - Eurocurrency Reserve Percentage

"Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the appropriate Telerate Page as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period. "Telerate Page" means the display designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits of U.S. Dollar deposits (currently displayed on Page 3750) or of the relevant Alternative Currency, as appropriate.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agent" means Harris Trust and Savings Bank in its capacity as administrative agent hereunder for the Banks and any successor pursuant to
Section 12.7 hereof.

     "Alternative Currency" means Deutsche Marks, Pounds Sterling, French Francs, Euros, Dutch Guilders, Japanese Yen and any other currency (other than U.S. Dollars), in each case only to the extent such currencies are freely transferable and convertible into U.S. Dollars and are traded and readily available to each Bank in the London interbank market.

     "Applicable Margin", with respect to Eurocurrency Loans, Domestic Rate Loans, and the facility fee payable pursuant to Section 4.1(a) hereof, means the following:

          Applicable Margin for Eurocurrency Loans under the        0.40%
          Revolving Credit:

          Applicable Margin for Eurocurrency Loans under the       0.425%
          Short-Term Revolving Credit:

          Applicable Margin for Domestic Rate Loans under the       0.00%
          Revolving Credit:

          Applicable Margin for Domestic Rate Loans under the       0.00%
          Short-Term Revolving Credit:

          Applicable Margin for facility fee under the              0.10%
          Revolving Credit:

          Applicable Margin for facility fee under the             0.075%
          Short-Term Revolving Credit:

     "Application" is defined in Section 1.3(b) hereof.

     "Authorized Representative" means, for each Borrower, those persons shown on the list of officers provided by such Borrower pursuant to Section 8.1(f) hereof, or on any update of such list provided by such Borrower to the Agent, or any further or different officer of such Borrower so named by any Authorized Representative of such Borrower in a written notice to the Agent.

     "Bank" is defined in the first paragraph of this Agreement and includes the Agent in its capacity as issuer of Letters of Credit and holder of L/C Obligations after giving effect to each Participating Bank's interest therein.

     "Bid" is defined in Section 3.2(c) hereof.

     "Bid Loan" is defined in Section 3.1 hereof.

     "Bid Loan Request" is defined in Section 3.2(a) hereof.

     "Bid Loan Request Confirmation" is defined in Section 3.2(a) hereof.

     "Bid Note" is defined in Section 4.3(d) hereof.

     "Borrowers" is defined in the first paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Revolving Loans and Short-Term Revolving Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of a Bid Loan or Bid Loans are made from a Bank or Banks in accordance with the procedures set forth in Section 3 hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the relevant Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to another, all as requested by the relevant Borrower pursuant to Section 1.6(a) in the case of Revolving Loans and Short-Term Revolving Loans and Section 3.2 in the case of Bid Loans.

     "Borrowing Date" is defined in Section 3.2(a) hereof.

     "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

     "Capital Expenditures" means, for any period, the capital expenditures of Gallagher and its Subsidiaries during such period as defined and classified in accordance with GAAP.

     "Capital Lease" means any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

     "Change in Control" means and includes any of the following:

          (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Stock of Gallagher; or

          (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Gallagher, together with any new directors whose election by the Board of Directors of Gallagher or nomination for election by Gallagher's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason other than death or disability to constitute at least a majority of the directors then in office; or

          (c) the stockholders of Gallagher shall approve the sale of all or substantially all of the assets of Gallagher or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

     "Commitments" means the Revolving Credit Commitments, the Short-Term Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment.

     "Compliance Certificate" means a written certificate in the form of Exhibit J hereto.

     "Confirmation of Bid" is defined in Section 3.2(c) hereof.

     "Controlled Group" means, with respect to each Borrower, all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with such Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit" means either the Revolving Credit or the Short-Term Revolving Credit.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Current Maturities" means, as of any date the same is to be determined, all payments of principal due under the terms of any Funded Debt within twelve calendar months of such date.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Documentation Agent" is defined in the first paragraph of this Agreement.

     "Domestic Rate" means for any day the greater of:

          (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

          (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
     Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.

     "Domestic Rate Loan" means a Revolving Loan or a Short-Term Revolving Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

     "EBITDAR" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of
(i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of Gallagher and its Subsidiaries, plus (iv) the aggregate amount of payments required to be made by Gallagher and its Subsidiaries during such period in respect of leases or similar arrangements (including without limitation all payments required under operating and Capital Leases under which Gallagher or any Subsidiary is liable as lessee).

     "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the documents required by Section 8.1 hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurocurrency Loan" means a Revolving Loan or a Short-Term Revolving Loan bearing interest prior to maturity at the rate specified in Section 1.4(b) hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 10.1 hereof.

     "Existing L/Cs" means the outstanding letters of credit issued by Harris prior to the date hereof, all of which are listed and described on Schedule 1.3(a) hereof.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate.

     "Fixed Charge Coverage Ratio" means, as of any time the same is to be determined, the ratio of (x) (i) EBITDAR during the four most recently completed fiscal quarters minus (ii) Capital Expenditures during the same such period minus (iii) Restricted Payments during the same such period to (y) the sum of
(i) Interest Expense during the same such four fiscal quarter period, (ii) Current Maturities during the same such period and (iii) the aggregate amount of payments required to be made by Gallagher and its Subsidiaries during such period in respect of leases or similar arrangements (including without limitation all payments required under operating and Capital Leases under which Gallagher or any Subsidiary is liable as lessee).

     "Fixed Rate Loans" shall mean Eurocurrency Loans, Swing Loans bearing interest at Harris' Quoted Rate and Bid Loans, unless context in which such term is used shall otherwise require.

     "Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of Gallagher and its Subsidiaries at such time, plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by Gallagher or any of its Subsidiaries or which Gallagher or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which Gallagher or any of its Subsidiaries has otherwise assured a creditor against loss.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by Gallagher and its Subsidiaries on a basis consistent with the preparation of Gallagher's most recent financial statements furnished to the Banks pursuant to Section 7.5 hereof.

     "Harris" is defined in Section 2.1 hereof.

     "Harris' Quoted Rate" is defined in Section 2.3 hereof.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than 90 days past due), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Gallagher and its Subsidiaries for such period determined in accordance with GAAP.

     "Interest Period" is defined in Section 4.1 hereof.

     "L/C Commitment" means $50,000,000, as reduced pursuant to the terms hereof.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 11.4 hereof.

     "Letter of Credit" is defined in Section 1.3(a) hereof.

     "LIBOR" is defined in Section 1.4(b) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" means and includes Revolving Loans, Short-Term Revolving Loans, Swing Loans and Bid Loans, and each of them singly; and the term "type" of Loan refers to its status as a Revolving Loan, a Short-Term Revolving Loan, a Swing Loan or a Bid Loan, or, if a Revolving Loan or a Short-Term Revolving Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

     "Loan Documents" means this Agreement, the Notes, the Applications, the Letters of Credit, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Net Income" means, with reference to any period, the net income (or net loss) of Gallagher and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

     "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of Gallagher and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Notes" means and includes Revolving Credit Notes, the Short-Term Revolving Credit Notes, the Swing Line Note and the Bid Notes, unless the context in which such term is used shall otherwise require.

     "Obligations" means all obligations of each Borrower to pay principal and interest on the Loans and the L/C Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrowers, and either of them, arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Offer" is defined in Section 3.2(c) hereof.

     "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period, and, in relation to any L/C Obligation denominated in an Alternative Currency, the U.S. Dollar Equivalent of such L/C Obligation on the day such amount is being computed.

     "Overnight Eurocurrency Rate" shall mean the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period and in an amount comparable to the unpaid principal amount of the drawing (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

     "Participating Bank" is defined in Section 1.3(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Bank, (a) with respect to the Revolving Credit, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in L/C Obligations and Swing Loans) of the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations then outstanding and (b) with respect to the Short-Term Revolving Credit, the percentage of the Short-Term Revolving Credit Commitments represented by such Bank's Short-Term Revolving Credit Commitment or, if the Short-Term Revolving Credit Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all Short-Term Revolving Loans then outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Reimbursement Obligation" is defined in Section 1.3(c) hereof.

     "Required Banks" means, as of the date of determination thereof, Banks holding at least 66-2/3% of the Percentages.

     "Restricted Payment" means for any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class or series of its capital stock, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class or
(ii) any Restricted Repurchase.

     "Restricted Repurchase" means for any Person, any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any shares of any class of its capital stock

     "Revolving Credit" is defined in the first paragraph of this Agreement.

     "Revolving Credit Note" is defined in Section 4.3(a) hereof.

     "Revolving Loan" is defined in Section 1.1 hereof.

     "Revolving Swing Loan" is defined in Section 2.1 hereof.

     "Set-Off" is defined in Section 14.7 hereof.

     "Short-Term Revolving Credit" is defined in the first paragraph of this Agreement.

     "Short-Term Revolving Credit Note" is defined in Section 4.3(b) hereof.

     "Short-Term Revolving Credit Termination Date" means September 9, 2001, subject to any extension of such date pursuant to Section 5.2(b) hereof.

     "Short-Term Revolving Loan" is defined in Section 1.2 hereof.

     "Short-Term Swing Loan" is defined in Section 2.1 hereof.

     "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

     "subsidiary" means, as to any particular parent corporation, any corporation or other Person more than 50% of the Voting Stock of which is at the time directly or indirectly owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of Gallagher or AJG, as the context may required.

     "Swing Line Commitment" means $30,000,000, as reduced pursuant to the terms hereof.

     "Swing Line Note" is defined in Section 4.3(c) hereof.

     "Swing Loans" is defined in Section 2.1 hereof.

     "Syndication Agent" is defined in the first paragraph of this Agreement.

     "Termination Date" means September 10, 2003, subject to any extension of such date pursuant to Section 5.2(a) hereof.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting the Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

          "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

          "Voting Stock" of any Person means the capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

          "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

          "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by either Borrower and/or one or more Wholly-Owned Subsidiaries of such Borrower within the meaning of this definition.

    Section 6.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 7.   Representations and Warranties.

     Each Borrower hereby represents and warrants to the Agent and each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

    Section 7.1. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a materially adverse effect on Gallagher and its Subsidiaries taken as a whole.

     Section 7.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a materially adverse effect on Gallagher and its Subsidiaries taken as a whole. Schedule 7.2 (as the same may be amended from time to time by Gallagher's delivery to the Agent of an updated Schedule 7.2) hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Gallagher and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on
Schedule 7.2 (as amended from time to time) as owned by Gallagher or any of its Subsidiaries are owned, beneficially and of record, by Gallagher or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 7.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Loan Document to which it is a party has been duly authorized, executed and delivered by each Borrower and constitutes the valid and binding obligation of such Borrower enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). No Loan Document, nor the performance or observance by either Borrower of any of the matters and things herein or therein provided for, contravenes or constitutes a default under any provision of law or any judgment, injunction, order or decree binding upon either Borrower or any provision of the charter, articles of incorporation or by-laws of either Borrower or any covenant, indenture or agreement of or affecting either Borrower or any of their respective Properties, or result in the creation or imposition of any Lien on any Property of either Borrower.

     Section 7.4. Use of Proceeds; Margin Stock. Each Borrower shall use the proceeds of the Loans and other extensions of credit made available hereunder for its general corporate and working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit hereunder will be used to purchase or carry margin stock or used in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     Section 7.5. Financial Reports. The consolidated balance sheet of Gallagher and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of Gallagher and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of Gallagher and its Subsidiaries as at June 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of Gallagher and its Subsidiaries for the six months then ended, heretofore furnished to the Banks, fairly present the consolidated financial condition of Gallagher and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither Gallagher nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 9.5 hereof.

     Section 7.6. No Material Adverse Change. Since December 31, 1999, there has been no change in the condition (financial or otherwise) or business prospects of Gallagher and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which in the aggregate have been materially adverse.

     Section 7.7. Full Disclosure. The statements and information furnished to the Bank in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Banks to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Banks acknowledging that as to any projections furnished to the Banks, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

     Section 7.8. Good Title. Gallagher and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of Gallagher and its Subsidiaries furnished to the Banks, subject to no Liens other than such thereof as are permitted by Section 9.12 hereof.

     Section 7.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of either Borrower threatened, against either Borrower or any of their Subsidiaries which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Borrowers to perform their obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of Gallagher and its Subsidiaries taken as a whole.

     Section 7.10. Taxes. All tax returns required to be filed by each Borrower and their Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower and their Subsidiaries or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except for any taxes, assessments, fees or charges being contested in good faith by appropriate proceeding and for which adequate reserves have been provided. Neither Borrower knows of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of each Borrower and each of their Subsidiaries have been made for all open years, and for its current fiscal period.

     Section 7.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of either Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers of this Agreement or any other Loan Document.

     Section 7.12. Affiliate Transactions. Neither Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries of such Borrower) on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 7.13. Investment Company; Public Utility Holding Company. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.14. ERISA. Each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither Borrower nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 7.15. Compliance with Laws. Each Borrower and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of Gallagher and its Subsidiaries taken as a whole. Neither Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of Gallagher and its Subsidiaries taken as a whole.

     Section 7.16. Other Agreements. Neither Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Borrower, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of Gallagher and its Subsidiaries taken as a whole.

     Section 7.17. No Default. No Default or Event of Default has occurred and is continuing.

     Section 7.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the extensions of credit under this
Agreement: (a) neither Borrower will (i) be "insolvent," within the meaning of such term as used in (S)101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the obligations of each Borrower under the Loan Documents and with respect to the Loans and Letters of Credit will not be rendered avoidable under any Other Applicable Law. For purposes of this Section, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or obligations voidable by creditors, in each case as such law may be amended from time to time.

     Section 7.19. Labor Controversies. There are no labor controversies pending or threatened against either Borrower or any Subsidiary.

Section 8.   Conditions Precedent.

      The obligation of each Bank to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan), or of the Agent to issue, extend the expiration date of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

     Section 8.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

            (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

     (b) The Agent shall have received (i) for each Bank, such Bank's duly executed Revolving Credit Note dated the date hereof and otherwise in compliance with the provisions of Section 4.3(a) hereof, (ii) for each Bank, such Bank's duly executed Short-Term Revolving Credit Note dated the date hereof and otherwise in compliance with the provisions of Section 4.3(b) hereof and (iii) Harris' duly executed Swing Line Note of the Borrowers dated the date hereof;

     (c) The Agent shall have received for each Bank the favorable written opinion of in-house counsel to the Borrowers in form and substance satisfactory to the Agent and its counsel;

     (d) The Agent shall have received copies of (i) a certificate of good standing, for each Borrower, certified as of a date not earlier than 30 days prior to the date hereof by the Delaware Secretary of State and (ii) each Borrower's articles of incorporation, together with all amendments, and bylaws and any amendments thereto, certified by its Secretary or an Assistant Secretary

     (e) The Agent shall have received copies of resolutions of each Borrower's Board of Directors authorizing the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on such Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

     (f) The Agent shall have received a list of each Borrower's Authorized Representatives;

     (g) The Agent shall have received evidence satisfactory to it that the indebtedness of Gallagher and/or its Subsidiaries owing to Harris Trust and Savings Bank, The Northern Trust Company, LaSalle Bank N.A. and Bank of America, N.A. (except for the Existing L/Cs which are to become Letters of Credit hereunder as set forth in Section 1.3 hereof), has been fully paid and satisfied and that the credit facilities extended by such lenders have been terminated;

     (h) The Agent shall have received the fees required by Section 5.1(c) hereof; and

     (i) All legal matters incident to the execution and delivery of the Loan Documents shall be reasonably satisfactory to the Banks.

Section 8.2. All Credit Events. As of the time of each Credit Event hereunder:

     (a) In the case of a Borrowing of a Revolving Loan or a Short-Term Revolving Loan, the Agent shall have received the notice required by Section
 1.6 hereof

     (including any deemed notice under Section 1.6(c)); in the case of a Swing Loan, Harris shall have received the notice required in Section 2.3 hereof; in the case of a Borrowing of a Bid Loan, the Agent shall have received for each relevant Bank a Bid Note duly executed by the Borrowers dated as of the Borrowing Date and otherwise in compliance with the provisions of
     Section 4.3(c) hereof and the notice required by Section 3.2 hereof; in the case of the issuance of any Letter of Credit, the Agent shall have received a duly completed Application for such Letter of Credit (along with the fees required by Section 5.1(b) hereof); in the case of an extension or increase in the amount of a Letter of Credit, the Agent shall have received a written request therefor (along with the fees required by Section 5.1(b) hereof) in a form acceptable to the Agent;

          (b) Each of the representations and warranties set forth in Section 7 hereof shall be true and correct in all material respects as of said time, taking into account any amendments to such Section made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

          (c) The Borrowers shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

          (d) After giving effect to such Credit Event, the aggregate Original Dollar Amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding shall not exceed the Revolving Credit Commitments;

          (e) After giving effect to such Credit Event, the aggregate Original Dollar Amount of Short-Term Revolving Loans then outstanding shall not exceed the Short-Term Revolving Credit Commitments; and

          (f) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Bank (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System).

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event as to the facts specified in paragraphs (a) through (e), both inclusive, of this Section 8.2.

Section 9. Covenants.

     The Borrowers covenant and agree that, so long as any Loan or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by either Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

   Section 9.1. Maintenance of Business. Each Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence. Each Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business.

   Section 9.2. Maintenance of Properties. Each Borrower shall maintain, preserve and keep its property, plant and equipment necessary to the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and shall cause each Subsidiary to do so in respect of Property owned or used by it and necessary to the proper conduct of its business.

   Section 9.3. Taxes and Assessments. Each Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

   Section 9.4. Insurance. Each Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrowers shall upon written request furnish to the Agent and any Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

   Section 9.5. Financial Reports. The Borrowers shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Bank and their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Subsidiaries as the Agent or such Bank may reasonably request; and without any request, shall furnish to the Agent and the Banks:

               (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter accounting period of Gallagher, a copy of the consolidated and consolidating balance sheet of Gallagher and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of Gallagher and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by

     Gallagher in accordance with GAAP and certified to by its President or Chief Financial Officer;

               (b) as soon as available, and in any event within 90 days after the close of each annual accounting period of Gallagher, a copy of the consolidated and consolidating balance sheet of Gallagher and its Subsidiaries as of the last day of the period then ended and the consolidated and consolidating statements of income, retained earnings and cash flows of Gallagher and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by Gallagher and satisfactory to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Gallagher and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

               (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

               (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of either Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

               (e) promptly after the sending or filing thereof, a copies of all proxy statements, financial statements and reports which each Borrower sends to its shareholders, and copies of all regular, periodic and special reports and all registration statements which either Borrower files with the Securities and Exchange Commission or any successor thereto or with any national securities exchange; and

               (f) promptly after knowledge thereof shall have come to the attention of any responsible officer of either Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against either Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of either Borrower or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Agent and the Banks pursuant to subsections (a) and (b) of this Section shall be accompanied by a Compliance Certificate signed by the President or Chief Financial Officer of Gallagher to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrowers to remedy the same. Such Compliance Certificate shall also set forth the calculations supporting such statements in respect of Sections 9.7, 9.8 and 9.9 of this Agreement.

   Section 9.6. Inspection. Each Borrower shall, and shall cause each Subsidiary to, permit the Agent, each Bank and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of such Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision each Borrower hereby authorizes such accountants to discuss with the Agent and such Bank the finances and affairs of such Borrower and of each Subsidiary) at such reasonable times and reasonable intervals as the Agent or any such Bank may designate.

   Section 9.7. Net Worth. Gallagher shall not at any time permit its Net Worth to be less than $200,000,000.

   Section 9.8. Debt to Net Worth Ratio. Gallagher shall not at any time permit the ratio of Funded Debt to Net Worth to be more than 1.0 to 1.0.

   Section 9.9. Fixed Charge Coverage Ratio. Gallagher shall, as of the last day of each of its fiscal quarters, maintain its Fixed Charge Coverage Ratio for the four fiscal quarters then ended at not less than 1.50 to 1.0.

   Section 9.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

               (a)  the Obligations;

               (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 9.11(d) hereof in an amount not to exceed $25,000,000 at any one time outstanding for the Borrowers and their Subsidiaries in the aggregate; and

               (c) Indebtedness for Borrowed Money other than that which is permitted by either of the foregoing subsections (a) or (b) provided such Indebtedness does not exceed $25,000,000 at any time outstanding for the Borrowers and their Subsidiaries in the aggregate.

   Section 9.11. Liens. The Borrowers shall not, nor shall they permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by such Borrower or such Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

               (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which either Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

               (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

               (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding;

               (d) Liens on Property of either Borrower or any of their Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 9.10(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of such Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

               (e) leases or subleases granted to others in the ordinary course of business and any interest or title of a lessor under any lease permitted by this Agreement;

               (f) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code in favor of banks or other financial institution where either Borrower or any Subsidiary maintains deposits in the ordinary course of business;

               (g) Liens constituting encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights of way, minor defects, irregularities and rights or restrictions of record on the title or use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of either Borrower or any Subsidiary;

               (h) Liens on limited partnership interests of either Borrower in favor of The Chase Manhattan Bank to secure contingent obligations of such Borrower; and

               (i) Liens other than those permitted by any of the foregoing subsections (a) through (h) provided such Liens do not secure borrowed money and provided further that such Liens secure obligations not exceeding $5,000,000.

   Section 9.12. Investments, Acquisitions, Loans, Advances and Guaranties. Neither Borrower shall, nor shall they permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances, advances for relocation and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another (other than Letters of Credit issued hereunder), or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

               (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

               (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

               (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

               (d) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
     (a), (b) and (c) above;

               (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

               (f) investments for which the projected tax credits exceed the cost of such investments;

               (g) investments in real estate limited partnerships not exceeding $50,000,000 at any one time outstanding for the Borrowers and their Subsidiaries in the aggregate;

               (h)  investments in hedge funds;

               (i) equity investments (including investments in preferred and common stock) not exceeding $100,000,000 at any one time outstanding for the Borrowers and their Subsidiaries in the aggregate;

               (j) loans to employees not exceeding $10,000,000 at any one time outstanding for the Borrowers and their Subsidiaries in the aggregate;

               (k) intercompany loans and advances between the Borrowers and guaranties by either Borrower of the obligations of the other provided that such underlying obligations are not prohibited under the terms of this Agreement;

               (l) investments, guarantees and contingent obligations (other than those which are permitted by subsections (a) through (k) above) not exceeding $25,000,000 at any time outstanding for the Borrowers and their Subsidiaries in the aggregate; and

               (m) acquisitions of all or substantially all of the assets or business of any other Person or division thereof, or all or any part of the Voting Stock of or other equity interest in any Person (including as such an acquisition, any action to participate as a joint venturer in any joint venture or as a partner in any partnership), in each case if and so long as
     (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock or other equity interest is being so acquired has approved the terms of such acquisition and (iii) such acquisition involves a line of business which is complementary to the lines of business in which the Borrower or the Subsidiary, as the case may be, making such acquisition is engaged on the Effective Date.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

   Section 9.13. Unrealized Losses. The Borrowers shall not at any time permit unrealized losses on the investments permitted by Section 9.12 to be in excess of $100,000,000 in the aggregate for the Borrowers and their Subsidiaries.

   Section 9.14. Mergers and Consolidations. Neither Borrower shall be a party to any merger or consolidation unless such Borrower is the surviving entity and no Default or Event of Default exists or would exist after giving effect to such merger or consolidation.

   Section 9.15. Capital Expenditures. The Borrowers shall not, nor shall they permit any Subsidiaries to, expend or become obligated for Capital Expenditures in an aggregate amount in excess of $25,000,000 during any fiscal year of Gallagher.

   Section 9.16. ERISA. The Borrowers shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrowers shall, and shall cause each Subsidiary to, promptly notify the Agent and each Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by either Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of either Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

   Section 9.17. Compliance with Laws. The Borrowers shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of Gallagher and its Subsidiaries taken as a whole or could result in a Lien (other than Liens permitted under Section 9.13 hereof) upon any of their Property.

   Section 9.18. Burdensome Contracts with Affiliates. Except to the extent permitted by Section 9.12(j) hereof, the Borrowers shall not, nor shall they permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

   Section 9.19. No Changes in Fiscal Year. Neither Borrower nor any
Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Banks.

   Section 9.20. Change in the Nature of Business. The Borrowers shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of either Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by such Borrower or such Subsidiary on the date of this Agreement.

Section 10. Events of Default and Remedies.

   Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

               (a) default in the payment when due of all or any part of any Obligation payable by the Borrowers, or either of them, hereunder or under any other Loan Document (whether at the stated maturity thereof or at any other time provided for in this Agreement or such other Loan Document); or

               (b) default in the observance or performance of any covenant set forth in Sections 9.5, 9.7, 9.8, 9.9, 9.10, 9.12, 9.13, 9.14, 9.15, 9.16 or
     9.20 hereof; or

               (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of either Borrower or (ii) written notice thereof is given to the Borrowers by the Agent or any Bank; or

               (d) any representation or warranty made by the Borrowers, or either of them, herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or other extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

               (e) default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by either Borrower or any Subsidiary aggregating in excess of $5,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

               (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against either Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

               (g) either Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by either Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against either Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (h)  the occurrence of a Change of Control; or

               (i) either Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(j) hereof; or

               (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for either Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 10.1(i)(v) shall be instituted against either Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

   Section 10.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (i) or (j) of Section 10.1 hereof has occurred and is continuing, the Agent shall, if so directed by the Required Banks, by written notice to the Borrowers: (a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that the Borrowers immediately pay to the Agent, subject to Section 10.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Banks would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

   Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Agent, subject to Section 10.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrowers acknowledging that the Banks would not have an adequate remedy at law for failure by the

Borrowers to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

   Section 10.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.3(b) or Section 4.5(b) or under
Section 10.2 or Section 10.3 above, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrowers, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrowers to the Agent or Banks; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above and (ii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall repay to the Borrowers any remaining amounts held in the Account.

   Section 10.5. Notice of Default. The Agent shall give notice to the Borrowers under Section 10.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

   Section 10.6. Expenses. The Borrowers jointly and severally agree to pay to the Agent, for the account of the Agent and each Bank, and any other holder of any Note outstanding hereunder, all out-of-pocket expenses incurred or paid by the Agent and such Bank or any such holder, including attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrowers, or either of them, hereunder or in connection with the enforcement of any of the Loan Documents.

Section 11.  Change in Circumstances.

   Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Agent (which shall in turn promptly notify the Borrowers and the other Banks) and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts payable to the affected Bank with respect thereto; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

   Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

               (a) the Agent determines that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBOR, or

               (b) the Required Banks determine and so advise the Agent that Adjusted LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans in the currency so affected shall be suspended.

   Section 11.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

               (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letters of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue Letters of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letters of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letters of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated, or in which such Bank's principal executive office or Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letters of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Borrowers to such Bank hereunder, such Bank shall refund such amount or amounts to the Borrowers without interest.

     (b) If any Bank or the Agent shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank that determines to seek compensation under this Section
11.3 shall notify the Borrowers and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 11.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined.

        Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrowers and the Agent.

        Section 11.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars or the relevant Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to Adjusted LIBOR for such Interest Period.

Section 12.  THE AGENT.

        Section 12.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

        Section 12.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Affiliate of either Borrower as if it were not the Agent under the Loan Documents. The term "Bank" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

        Section 12.3. Action by Agent. If the Agent receives from the Borrowers a written notice of an Event of Default pursuant to Section 9.6(c)(i) hereof, the Agent shall promptly give each of the Banks written notice thereof. The Banks expressly agree that the Agent is not acting as a fiduciary of the Banks in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 10.2 and 10.5 hereof. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrowers. In all cases in which this Agreement and the other Loan Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

        Section 12.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        Section 12.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrowers contained herein or in any other Loan Document;
(iii) the satisfaction of any condition specified in Section 8 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrowers, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrowers and the Agent shall have no liability to any Bank with respect thereto.

        Section 12.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section
12.6 shall survive termination of this Agreement.

        Section 12.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrowers. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        Section 12.8. Syndication Agent and Documentation Agent. The financial institutions named in the first paragraph of this Agreement as Syndication Agent and Documentation Agent shall have no duties or responsibilities for the administration of this Agreement or the other Loan Documents.

Section 13.    Miscellaneous.

        Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrowers under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which either Borrower is domiciled, any jurisdiction from which the

Borrowers make any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrowers shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrowers pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

          (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent on or before the earlier of the initial Credit Event and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (or substantially similar substitute forms) (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (or substantially similar substitute forms) (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans.

         (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrowers and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

        Section 13.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of any holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the

Banks and any holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 13.3. Non-Business Day. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

        Section 13.4. Documentary Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect of any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        Section 13.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        Section 13.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 4.6, Section 11.3 and Section 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other Obligations.

        Section 13.7. Sharing of Set-Off. Each Bank agrees with each other Bank which is a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 13.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

        Section 13.8. Notices. Except as otherwise specified herein, all notices under the Loan Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the

Borrowers, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrowers shall be addressed in care of Gallagher as follows:

                          Arthur J. Gallagher & Co.
                          The Gallagher Centre
                          Two Pierce Place
                          Itasca, Illinois 60143-3141
                          Attention:  General Counsel
                          Telephone: (630) 285-3457
                          Telecopy: (630) 285-3483

          Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 13.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 13.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

        Section 13.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

       Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrowers may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Banks.

       Section 13.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments and/or participations in Swing Loans held by such Bank at any time and from time to time, and to assign its rights under such Loans or the Notes evidencing such Loans or Reimbursement Obligations, to one or more other banks, insurance companies, commercial lenders and other financial institutions; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this Section 13.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 4.6 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment or modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest. Each Borrower authorizes each Bank to disclose to any participant or prospective participant under this Section 13.11 any financial or other information pertaining to the Borrowers, subject to
Section 13.21 hereof.

       Section 13.12. Assignment Agreements. Each Bank may, from time to time upon at least five Business Days' notice to the Agent and the Borrowers, assign to other Persons all or any part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by each Note then owned by such assigning Bank, together with an equivalent proportion of its obligation to make Loans and advances and participate in Letters of Credit and Swing Loans hereunder) pursuant to written agreements in the form attached hereto as Exhibit K executed by such assigning Bank, such assignee Bank or Banks, the Borrowers and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by each Note which is to be assigned to each such assignee lender and the portion of the Commitments, and obligations to participate in Letters of Credit and Swing Loans, in each case of the assigning Bank to be assumed by such assignee lender (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitments, Loans, Notes and interests in Letters of Credit and Swing Loans; (ii) the aggregate amount of the Revolving Credit Commitment and Short-Term Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000; (iii) the assigning Bank shall assign an identical percentage of its Revolving Credit Commitment and its Short-Term Credit Commitment, (iv) each Bank shall maintain for its own account at least $5,000,000 of its Revolving Credit Commitment and Short-Term Revolving Credit Commitment and the Agent must retain all of the Swing Line Commitment; (v) the Agent and the Borrowers must each consent (which consents shall not be unreasonably withheld) to each such assignment (except that the Borrowers' consent shall not be required if such assignment is made after an Event of Default has occurred and is continuing) to a party which is not a Bank at such time except that such consents shall not be required in connection with an assignment by a Bank to a wholly-owned subsidiary of such Bank; and (vi) the assigning Bank must pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment

Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Borrowers (if applicable) and the Agent and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) assumed by such new assignee Bank and (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall upon request execute and deliver new Notes to the assignee Bank in the amount of its Revolving Credit Commitment, Short-Term Revolving Credit Commitment and Bid Loans (and a Swing Line Note if such assignee Bank is concurrently with such assignment becoming a new Agent), and new Bid Notes to the assigning Bank in the amount of its Bid Loans after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement. Nothing in this Section 13.12 shall prevent or prohibit any Bank which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank; no such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Bank from its obligations hereunder.

       Section 13.13. Amendments. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                   (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive, or reduce the amount of, or postpone any fixed date for payment of, any principal of or interest on any Loan or Reimbursement Obligation or any fee payable hereunder without the consent of each Bank or (C) reduce the stated rate at which interest or any fee hereunder is calculated; and

                  (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Bank, change any provision of Section 8,
         Section 10.1(a), Section 11, this Section 13.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Loan Documents.

       Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

       Section 13.15. Legal Fees, Other Costs and Indemnification. The Borrowers jointly and severally agree to pay all costs and expenses of the Agent in connection with the preparation and negotiation of the Loan Documents, including without limitation, the fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrowers further agree to indemnify each Bank, the Agent, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and related expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

       Section 13.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of either Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrowers to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

       Section 13.17. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrowers in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under
Section 13.7 hereof, such Person agrees to remit such excess to the Borrowers.

       Section 13.18. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

       Section 13.19. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

       Section 13.20. Submission to Jurisdiction; Waiver of Jury Trial. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER, THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       Section 13.21. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Borrowers' consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank, each of which shall also be bound by this Section 13.21) any information concerning the Borrowers or any Subsidiaries furnished pursuant to this Agreement and identified as confidential by the party so furnishing such information; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or (e) to any prospective or actual participant under Section 13.11 or
13.12 hereof in connection with any contemplated or actual transfer of a participating or other interest in such Bank's rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 13.21 and (ii) in the case of any disclosure under subsection
(c) above, such Bank shall (to the extent permitted by applicable law) notify the Borrowers of such disclosure so that the Borrowers may seek an appropriate protective order or waive such Bank's compliance with the provisions of this Section, it being understood that if the Borrowers have no right to obtain such a protective order or if the Borrowers do not commence procedures to obtain such a protective order within ten business days of the receipt of such notice, such Bank's compliance with this Section shall be deemed to have been waived with respect to such disclosure.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of September 11, 2000.


                                           ARTHUR J. GALLAGHER & CO.


                                           By
                                             Name:  __________________________
                                             Title: __________________________


                                           AJG FINANCIAL SERVICES, INC.


                                           By
                                              Name:  _________________________
                                              Title: _________________________

Accepted and agreed to as of the day and year last above written.

Address and Amount of Commitments:

Address:                                    Harris Trust and Savings Bank, in
                                              its individual capacity as a Bank
                                              and in its capacity as Agent

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690
Attn.:  Emerging Majors Illinois            By__________________________________
Telecopy:  (312) 293-4856                     Name: ____________________________
Telephone:  (312) 461-2781                    Title: ___________________________

Revolving Credit Commitment:  $15,000,000

Short-Term Revolving Credit Commitment:  $30,000,000

Swing Line Commitment:  $30,000,000

Lending Offices:

Domestic Rate Loans:

         111 West Monroe Street
         Chicago, Illinois  60690

Eurocurrency Loans:

         Nassau Branch
         c/o 111 West Monroe Street
         Chicago, Illinois  60690

Address and Amount of Commitments:

Address:                                         Citibank, N.A.

Citibank, N.A.
399 Park Avenue
12th Floor - Zone 8                              By_____________________________
New York, New York  10043                          Name:________________________
Attn.: Peter Bickford                              Title:_______________________
Telecopy: (212) 935-4285
Telephone: (212) 559-8146

Revolving Credit Commitment:  $12,500,000

Short-Term Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

         2 Penn's Way
         Suite 200
         New Castle, Delaware  19720
         Attn.: Sally Schoenleber
         Telephone:  (302) 894-6061

Eurocurrency Loans:

         2 Penn's Way
         Suite 200
         New Castle, Delaware  19720
         Attn.: Sally Schoenleber
         Telephone:  (302) 894-6061

Address and Amount of Commitments:

Address:                                         Bank of America, N.A.

Bank of America, N.A.
231 South LaSalle Street

10th Floor                                       By_____________________________
Chicago, Illinois  60697                           Name:________________________
Attn.: Elizabeth Bishop                            Title:_______________________
Telecopy: (312) 987-0889
Telephone: (312) 828-6550

Revolving Credit Commitment:  $12,500,000

Short-Term Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

         231 South LaSalle Street
         10th Floor
         Chicago, Illinois  60697
         Attn.: Chris Morris

Eurocurrency Loans:

         231 South LaSalle Street
         10th Floor
         Chicago, Illinois  60697
         Attn.: Chris Morris

Address and Amount of Commitments:

Address:                                      LaSalle Bank National Association

LaSalle Bank National Association
135 South LaSalle Street

Suite 1126                                    By________________________________
Chicago, Illinois  60603                        Name:___________________________
Attn.: Kyle Freimuth                            Title:__________________________
Telecopy: (312) 904-6546
Telephone: (312) 904-4623

Revolving Credit Commitment:  $5,000,000

Short-Term Revolving Credit Commitment:  $10,000,000

Lending Offices:

Domestic Rate Loans:

         135 South LaSalle Street
         Suite 1126
         Chicago, Illinois  60603
         Attn.: Amy Ahmad
         Telephone:  (312) 904-2694

Eurocurrency Loans:

         135 South LaSalle Street
         Suite 1126
         Chicago, Illinois  60603
         Attn.: Amy Ahmad
         Telephone:  (312) 904-2694

Address and Amount of Commitments:

Address:                                         The Northern Trust Company

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675                         By_____________________________
Attn.: Nicole Boehm                                Name:________________________
Telecopy: (312) 444-3640                           Title:_______________________
Telephone: (312) 630-6062

Revolving Credit Commitment:  $5,000,000

Short-Term Revolving Credit Commitment:  $10,000,000

Lending Offices:

Domestic Rate Loans:

         50 South LaSalle Street
         Chicago, Illinois  60675
         Attn.: Linda Honda

Eurocurrency Loans:

         50 South LaSalle Street
         Chicago, Illinois  60675
         Attn.: Linda Honda

                                   Exhibit A

                           Notice of Payment Request

[Name of Bank]                                                          [Date]
[Address]

Attention:

        Reference is made to the Credit Agreement, dated as of September 11, 2000 among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The relevant Borrower, ________, has failed to pay its Reimbursement Obligation in the amount of $__________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [Harris Trust and Savings Bank has been required to return a payment by the relevant Borrower, ________, of a Reimbursement Obligation in the amount of $____________. Your Bank's Percentage of the returned Reimbursement Obligations is $____________.]

                                                Very truly yours,

                                                Harris Trust and Savings Bank

                                                By

                                                  Its___________________________

                                   Exhibit B

                             Revolving Credit Note

                                                             September 11, 2000

     FOR VALUE RECEIVED, the undersigned, ARTHUR J. GALLAGHER & CO., a Delaware corporation ("Gallagher"), and AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"; Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), jointly and severally promise to pay to the order of ________________________________ (the "Bank") on the
Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrowers) in the currency of such Loan in accordance with Section 5.1 of the Credit Agreement, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of September 11, 2000, among the Borrowers, Harris Trust and Savings Bank, individually and as Agent, and the banks from time to time party thereto (said Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                          Arthur J. Gallagher & Co.


                                          By
                                             Its________________________________


                                          AJG Financial Services, Inc.

                                          By
                                             Name: _____________________________
                                             Title: ____________________________

                                   Exhibit C

                       Short-Term Revolving Credit Note

                                                             September 11, 2000

     FOR VALUE RECEIVED, the undersigned, ARTHUR J. GALLAGHER & CO., a Delaware corporation ("Gallagher"), and AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"; Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), jointly and severally promise to pay to the order of ________________________________ (the "Bank") on the
Short-Term Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrowers) in the currency of such Loan in accordance with Section 5.1 of the Credit Agreement, the aggregate unpaid principal amount of all Short-Term Revolving Loans made by the Bank to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Short-Term Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Short-Term Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Short-Term Revolving Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Short-Term Revolving Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of September 11, 2000, among the Borrowers, Harris Trust and Savings Bank, individually and as Agent, and the banks from time to time party thereto (said Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                       Arthur J. Gallagher & Co.


                                       By
                                          Its_________________________________



                                       AJG Financial Services, Inc.


                                       By
                                          Name:  _____________________________
                                          Title:  ____________________________

                                   Exhibit D

                                Swing Line Note

$30,000,000.00                                              September 11, 2000

     On the Termination Date, for value received, the undersigned, ARTHUR J. GALLAGHER & CO., a Delaware corporation ("Gallagher"), and AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG"; Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), jointly and severally promise to pay to the order of Harris Trust and Savings Bank (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Thirty Million and 00/100 Dollars ($30,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrowers to the Bank under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Swing Loans made and to be made to the Borrowers by the Bank under the Swing Line Commitment provided for under that certain Credit Agreement dated as of September 11, 2000 by and between the Borrowers, Harris Trust and Savings Bank, individually and as Agent, and the banks from time to time party thereto (said Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Borrowers hereby jointly and severally promise to pay interest at the office specified above on each Swing Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Bank to the Borrowers against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the interest rates applicable thereto.

     This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity as specified in the Credit Agreement, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

     The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                         Arthur J. Gallagher & Co.


                                         By
                                            Its_________________________________



                                         AJG Financial Services, Inc.


                                         By
                                            Name:  _____________________________
                                            Title:  ____________________________

                                    Exhibit E

                                    Bid Note

                                                            _____________, 20___

         For Value Received, the undersigned Arthur J. Gallagher & Co., a Delaware corporation ("Gallagher"), and AJG Financial Services, Inc., a Delaware corporation ("AJG", Gallagher and AJG being referred to herein collectively as the "Borrowers" and individually as a "Borrower"), jointly and severally promise to pay to the order of ________________________________________ (the "Bank") on
the Short-Term Revolving Credit Termination Date, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois in immediately available funds, the aggregate unpaid principal amount of all Bid Loans made by the Bank to either Borrower pursuant to the Credit Agreement hereinafter identified and defined, and with each Bid Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Short-Term Revolving Credit Termination Date, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books and records or on a schedule attached to this Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances thereof from time to time outstanding hereon and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books and records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Bid Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

         This Bid Note is one of the Notes referred to in the Credit Agreement dated as of September 11, 2000, among the Borrowers, Harris Trust and Savings Bank as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning herein as such terms have in the Credit Agreement.

         This Note may be declared due prior to the expressed maturity hereof on the terms and in the manner provided for in the Credit Agreement.

         This Note shall be governed and construed in accordance with the internal laws of the State of Illinois.

         The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided for in the Credit Agreement. The Borrowers hereby waive demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                       Arthur J. Gallagher & Co.


                                       By

                                         Its____________________________________


                                       AJG Financial Services, Inc.


                                       By

                                         Its____________________________________

                                    Exhibit F

                          Bid Loan Request Confirmation

[Date]

Harris Trust and Savings Bank,
    as Agent for the Banks
    party to the Credit Agreement
    referred to below

Attention:

         The undersigned, ___________________________________________ (the
"Borrower") refers to the Credit Agreement dated as of September 11, 2000 (the "Credit Agreement"), among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 3.2 of the Credit Agreement that it requests a Borrowing of a Bid Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

                  (A)  Date of proposed Borrowing of Bid Loan/1/    __________

                  (B)  Aggregate Principal Amount
                       of Borrowing of Bid Loan/2/      ______________

                  (C)  Interest Period/3/               ______________

                                                        ______________

                                                        ______________


___________________

/1/ The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 2:30 p.m. (Chicago time) one Business Day before the proposed Borrowing Date.

/2/      Not less than $5,000,000 and in integral multiples of $1,000,000.

/3/ Which shall be no more than 180 days or less than 7 days and shall end not later than the Short-Term Revolving Credit Termination Date.

                  (D)   If applicable, maximum amount               __________
                        requested for each Interest                 __________
                        Period/4/                     ______________

         Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrowers shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Section 8 thereof.

                                                 Very truly yours,

                                                 [Name of Relevant Borrower]


                                                 By
                                                   Its__________________________



_____________________

/4/ May not exceed amount in (B) for any Interest Period and for each Interest Period must be not less than $5,000,000 and in integral multiples of $1,000,000.

                                   Exhibit G

                               Invitation to Bid

[Name of Bank]                                                     [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 11, 2000 (the "Credit Agreement") among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the
meanings assigned to them in the Credit Agreement. [Borrower]   made a Bid Loan
                                                  --------------
Request on ______________, ____ pursuant to Section 3.2 of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date] . Your Bid must
                                                         --------
comply with Section 3.2 of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

         (A)    Date of proposed Borrowing of Bid Loan       _________________

         (B)    Aggregate Principal Amount of
                of Competitive Advance                       Interest Periods

                           1.    ________________________    _________________

                           2.    ________________________    _________________

                           3.    ________________________      ______________

         (C) The Bid must be received by Harris Trust and Savings Bank not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date.

                                                Very truly yours,

                                                Harris Trust and Savings Bank
                                                  as Agent for the Banks


                                                By
                                                  Its___________________________

                                    Exhibit H

                               Confirmation of Bid

[Date]

Harris Trust and Savings Bank,
    as Agent for the Banks party to the
    Credit Agreement referred to below

Attention:

         The undersigned, [Name of Bank] ,  refers to the Credit Agreement dated
                         ----------------
as of September 11, 2000 (the "Credit Agreement") among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 3.2 of the Credit Agreement, in response to the Bid Loan Request made
by  [Borrower]   on _____________, 20__, and in that connection sets forth below
  --------------
the terms on which such Bid is made:

         Date of proposed Borrowing of Bid Loan:  ________________________/1/

         Principal                Interest                          Interest
         Amount/2/                Period/3/                            Rate/4/

                                              Very truly yours,

                                              [Name of Bank]


                                              By
                                                Its_____________________________


_____________________

/1/      As specified in the related Invitation to Bid.

/2/ Principal amount bid for each Interest Period may not exceed the principal amount requested by the Borrower or the maximum amount requested for that Interest Period, if less. Bids must be made in a minimum amount of $5,000,000 and in integral multiples of $1,000,000.

/3/ Up to 180 days and not less than 7 days, as specified in the related Invitation to Bid.

/4/ Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed.

                                    Exhibit I

                           Notice of Acceptance of Bid

[Name of Bank]                                                       [Date]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 11, 2000 (the "Credit Agreement") among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks named therein and Harris Trust and Savings Bank as Agent for the Banks. Capitalized terms used and not defined herein have the
meanings assigned to them in the Credit Agreement.  [Borrower]   made a Bid Loan
                                                  --------------
Request on _____________, ____ pursuant to Section 3.2 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

         (A)    Date of proposed Borrowing of Bid Loan           __________

         (B)    Principal Amount of Bid Loan(s)                  __________

         (C)    Your Bid accepted:

                                    Interest
         Amount:   __________       Period:     __________   Rate:  __________
                   __________                   __________          __________
                   __________                   __________          __________


         (D) Aggregate winning bids:

                                    Interest
         Amount:   __________       Period:     __________   Rate:  __________
                   __________                   __________          __________
                   __________                   __________          __________



                                             Very truly yours,
                                             Harris Trust and Savings Bank,
                                             as Agent for the Banks


                                             By
                                               Its______________________________

                                    Exhibit J

                             Compliance Certificate

         This Compliance Certificate is furnished to Harris Trust and Savings Bank as Agent pursuant to the Credit Agreement, dated as of September 11, 2000 among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks signatory thereto and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         The Undersigned Hereby Certifies That:

                   1.  I am the duly elected ________________________________ of
         Gallagher;

                   2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Gallagher and its Subsidiaries during the accounting period covered by the attached financial statements;

                   3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

                   4. The financial statements required by Section 9.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

                   5. The Attachment hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 20___.

                                    ____________________________________________
                                    ________________________________, __________
                                    (Type or Print Name)               (Title)

                     ATTACHMENT TO COMPLIANCE CERTIFICATE
          ARTHUR J. GALLAGHER & CO. AND AJG FINANCIAL SERVICES, INC.

                 Compliance Calculations for Credit Agreement
                        Dated as of September 11, 2000
                    Calculations as of _____________, 20___

================================================================================

A.   NET WORTH (SECTION 9.7)

     1.   Net Worth as defined                                     _________


     2.   Net Worth (Line 1) must not be
          less than                                             $200,000,000
                                                                ============

     3.   Borrowers are in compliance?
          (Circle yes or no)                                        Yes/No
                                                                  ==========

B.   DEBT TO NET WORTH RATIO (SECTION 9.8)

     1.   Funded Debt as defined                                   _________

     2.   Net Worth as defined                                     _________

     3.   Ratio of Funded Debt
          (Line 1) to Net Worth (Line 2)
          ("Debt to Net Worth Ratio")                                     :1
                                                                  ==========

     4.   As listed in Section 9.8, for
          the date of this Certificate, the
          Debt to Net Worth Ratio must not

          be more than                                                 1.0:1
                                                                  ==========

     5.   Borrowers are in compliance?
          (Circle yes or no)                                        Yes/No
                                                                  ==========

C.   FIXED CHARGE COVERAGE RATIO (SECTION 9.9)

     1.   Net Income as defined                                   __________

     2.   Amounts deducted in arriving
          at Net Income in respect of

           (a) Interest Expense as defined                        ___________

           (b) Federal, state, and local income taxes             ___________

           (c) Depreciation of fixed assets and
               amortization of intangible assets                  ___________

           (d) Amounts payable in respect of leases
               similar arrangements                               ___________

     3.   Sum of Lines 1, 2(a), 2(b), (2(c)
          and 2(d) ("EBITDAR")                                    ___________

     4.   Capital Expenditures as defined                         ___________

     5.   Restricted Payments as defined                          ___________

     6.   Line 3 minus Line 4 minus Line 5                        ___________

     7.   Interest Expense as defined                             ___________

     8.   Current Maturities as defined                           ___________

     9.   Amounts payable in respect of leases
          and similar arrangements                                ___________

     10.  Sum of Lines 7, 8 and 9                                 ___________

     11.  Ratio of Line 6 to Line 10
          ("Fixed Charge Coverage Ratio")                                  :1
                                                                  ===========

     12.  As listed in Section 9.9, for the date
          of this Certificate, the Fixed Charge

          Coverage Ratio must not be less than                         1.50:1
                                                                  ===========

     13.  Borrowers are in compliance
          (Circle yes or no)                                         Yes/No
                                                                  ===========

                                   EXHIBIT K

                           ASSIGNMENT AND ACCEPTANCE

                         Dated _____________, 20_____

          Reference is made to the Credit Agreement dated as of September 11, 2000 (the "Credit Agreement") among Arthur J. Gallagher & Co., AJG Financial Services, Inc., the Banks and Harris Trust and Savings Bank, as Agent for the Banks. Terms defined in the Credit Agreement are used herein with the same meaning.

         _____________________________________________________ (the "Assignor")
and _________________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations and Revolving Swing Loans, if any, and the Assignor's Short-Term Revolving Credit Commitment as in effect on the Effective Date and the Short-Term Revolving Loans and Bid Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of outstanding Short-Term Swing Loans, if any.

          2. The Assignor (i) represents and warrants that as of the date hereof (A) its Revolving Credit Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates, currencies and interest periods for such Revolving Loans is attached as Schedule I hereto, (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________, (D) the aggregate amount of Assignor's participations (whether or not funded) in outstanding Revolving Swing Loans is $_____________ (E) its Short-Term Revolving Credit Commitment is $__________, (F) the aggregate outstanding principal amount of Short-Term Revolving Loans made by it under the Credit Agreement that have not been repaid is $__________ and a description of the interest rates, currencies and interest periods for such Short-Term Revolving Loans is attached as Schedule I hereto,
(G) the aggregate amount of Assignor's participations (whether or not funded) in outstanding Short-Term Swing Loans is $___________ and (H) the aggregate outstanding principal amount of Bid Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and interest periods for such Bid Loans is attached as Schedule I hereto;
(ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrowers or the performance or observance by either Borrower of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to Section 9.5(a) and Section 9.5(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          4.   As consideration for the assignment and sale contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $________________*. It is understood that facility and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          5. The effective date for this Assignment and Acceptance shall be _____________, 20___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrowers for their acceptance, to the extent required by the Credit Agreement, and to the Agent for acceptance and recording by the Agent.

          6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to

___________________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver (a) to the Assignee a Revolving Credit Note payable to the Assignee, a Short-Term Revolving Credit Note payable to the Assignee and a Bid Note (or Bid Notes, as the case may be) payable to the Assignee to reflect its Revolving Credit Commitment, Short-Term Revolving Credit Commitment and Bid Loans, respectively, after giving effect to the assignment hereunder and (b) to the Assignor a new Bid Note (or Bid Notes, as the case may be) payable to the Assignor to reflect its Bid Loans after giving effect to the assignment hereunder.

          9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                              [ASSIGNOR LENDER]


                              By:________________________________________
                                 Title:

                              [ASSIGNEE LENDER]


                              By:________________________________________
                                 Title:

                              Lending Office (and address for notices):

                              ___________________________________________
                              ___________________________________________
                              ___________________________________________

                              LIBOR Funding Office:

                              ___________________________________________
                              ___________________________________________
                              ___________________________________________

Accepted and consented this
____ day of ___________, ____


ARTHUR J. GALLAGHER & CO.

By:_________________________________________
Title:______________________________________


AJG FINANCIAL SERVICES, INC.

By:_________________________________________
Title:______________________________________


Accepted and consented to by the Agent this _______ day of ___________, ____

[AGENT]

By:_________________________________________
Title:______________________________________

                                  SCHEDULE I
                                      TO
                           ASSIGNMENT AND ACCEPTANCE

                                 REVOLVING LOANS
                                 ---------------

                 Type of
Principal       Revolving                         Interest         Last Day of
 Amount           Loan            Currency          Rate         Interest Period





                           SHORT-TERM REVOLVING LOANS
                          ---------------------------

                 Type of
Principal       Revolving                         Interest         Last Day of
 Amount           Loan            Currency          Rate         Interest Period





                                    BID LOANS
                                    ---------


          Principal                 Interest                  Last Day of
           Amount                     Rate                  Interest Period

                                Schedule 1.2(a)

                          Existing Letters Of Credit

  Letter of           Stated            Stated
Credit Number      Maturity Date          Amount                  Beneficiary
-------------      -------------          ------                  -----------
  SPL 34032           10/1/00           $2,000,000      Hartford Fire Insurance
                                                        Company

  SPL 32852           10/1/00             $380,000      Travelers

  SPL 34959          11/15/00             $187,756      Cooperative Self-Insured Fund

  SPL 36487           6/12/01           $2,200,000      Peachtree/First Union

  SPL 37047           6/30/06            1,000,000      MacQuarie Bank
                                       (Australian
                                         Dollars)

  SPL 37054           5/10/01              $90,000      Ameren CIPS

  SPL 37055           5/10/01             $180,000      Ameren CIPS

  SPL 37304          11/16/00           $5,000,000      Rabobank-Amsterdam Raubles Corp.

  SPL 37312          11/22/00           $4,379,608      IL Dept. of Natural Resources

  SPL 37331           1/28/01           $3,700,000      Chase Manhattan

SPL 90002459          4/19/01             $100,000      Mercantile Bank

SPL 90002448          4/19/01             $300,000      Mercantile Bank

                                 Schedule 7.2

                             Existing Subsidiaries

     Those companies which are indented represent Subsidiaries of the corporation under which they are indented. Except for directors' qualifying shares, 100% of the Voting Stock of each of the Subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent./1/

                                                                                       State or Other
                                                                                       Jurisdiction of
                                       Name                                            Incorporation
Arthur J. Gallagher & Co.                                                                 Delaware

     Arthur J. Gallagher & Co. (Illinois)                                                 Illinois

         Arthur J. Gallagher & Co. of Oklahoma, Inc.                                      Oklahoma

         Arthur J. Gallagher Risk Management Services, Inc.                               Illinois

              Arthur J. Gallagher & Co. of Michigan, Inc.                                 Michigan

              Arthur J. Gallagher & Co. of Wisconsin, Inc.                                Wisconsin

              Arthur J. Gallagher & Co. of Pennsylvania, Inc.                           Pennsylvania

              Gallagher Captive Services, Inc.                                            Delaware

     Arthur J. Gallagher & Co.--Chicago Metro                                             Illinois

     Arthur J. Gallagher & Co. (St. Louis)                                                Delaware

     Gallagher Holt, Inc.                                                                   Texas

         Arthur J. Gallagher, Inc.                                                          Texas

     Gallagher Braniff, Inc.                                                                Texas

     Arthur J. Gallagher & Co. (Florida)                                                   Florida

     Arthur J. Gallagher & Co. of New York, Inc.                                          New York

     Arthur J. Gallagher & Co. Ohio Agency, Inc.                                            Ohio

     Risk Placement Services, Inc.                                                        Illinois

________________________
/1/ Gallagher conducts some of its operations under the following names:
Gallagher Bassett Information Services; Gallagher Risk Management Services; Pacific Atlantic Administrators; The Boston Insurance Center; Gallagher Heffernan; Broussard, Bush & Hurst; Henley, Williams & Associates; Gallagher Steel Agency; Bryce Insurance; CMC Claims Management Corporation; The Planning Corporation; Environmental Claims Management Incorporated; Gallagher Byerly, Inc.; Innovative Risk Services, Inc.; and International Special Risk Services, Inc.

 Arthur J. Gallagher & Co.--Greenville                                               South Carolina

     Arthur J. Gallagher and Co. of Massachusetts, Inc.                               Massachusetts

         Gallagher Insurance Advisors, Inc.                                           Massachusetts

     Arthur J. Gallagher & Co. of Rhode Island, Inc.                                  Rhode Island

     Arthur J. Gallagher International, Inc.                                            Delaware

     Arthur J. Gallagher & Co. (Bermuda) Limited                                         Bermuda

         Arthur J. Gallagher Intermediaries (Bermuda) Limited                            Bermuda

         Arthur J. Gallagher Management (Bermuda) Limited                                Bermuda

         Gallagher Captive Services (Cayman) Limited                                 Cayman Islands

         Scholastic Risk Services Limited                                                Bermuda

         Artex Insurance Company Ltd./2/                                                 Bermuda

         Artex Underwriting Managers Ltd.                                                Bermuda

     Protected Insurance Company                                                         Bermuda

     Arthur J. Gallagher & Co.--Little Rock                                              Arkansas

     Arthur J. Gallagher & Co. of Georgia, Inc.                                          Georgia

     Arthur J. Gallagher (UK) Limited                                                    England

         Risk Management Partners Ltd./3/                                                England

         John Plumer & Company Limited                                                   England

         Morgan Insurance Services Limited                                               England

     Gallagher Bassett Services, Inc.                                                   Delaware

         Gallagher Bassett of New York, Inc.                                            New York

         Gallagher Bassett International Ltd.                                           Delaware

         Gallagher Bassett International Ltd. (UK)                                       England

         Gallagher Bassett Canada Inc.                                                   Canada

         Gallagher Benefit Administrators, Inc.                                         Illinois

         Gallagher Bassett Investigative Services, Inc.                                 Delaware

         Wyatt Gallagher Bassett Pty Ltd./3/                                            Australia

_______________
/2/ 76% of the Common Stock of this subsidiary is owned by two third parties.

/3/ 50% of the Common Stock of each of these subsidiaries is owned by an unrelated party.

         Gallagher Bassett Australia Pty Ltd.                                        Australia

         Wyatt Emerson Pty Ltd.                                                      Australia

         Wyatt Group (PNG) Pty Ltd.                                                 New Guinea

Gallagher Bassett International S.A.                                                  France

Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.                     California

    Charity First Insurance Services, Inc.                                          California

Arthur J. Gallagher & Co. of Connecticut, Inc.                                      Connecticut

Arthur J. Gallagher Intermediaries, Inc.                                             New York

Arthur J. Gallagher & Co.--Denver                                                     Colorado

Arthur J. Gallagher & Co. of Washington, Inc.                                       Washington

Gallagher Louisiana, Inc.                                                            Louisiana

    Arthur J. Gallagher of Louisiana, Inc.                                           Louisiana

Arthur J. Gallagher & Co. of Mississippi, Inc.                                      Mississippi

Arthur J. Gallagher & Co.--Kansas City, Inc.                                          Missouri

    IMC Insurance Management Corporation                                             Missouri

         IMC Services Corporation                                                    Missouri

GBS Retirement Services, Inc.                                                        New York

Arthur J. Gallagher & Co. of New Jersey, Inc.                                       New Jersey

Arthur J. Gallagher & Co. Ohio Life Agency, Inc.                                       Ohio

Gallagher Pipino, Inc.                                                                 Ohio

Arthur J. Gallagher & Co. of Minnesota, Inc.                                         Minnesota

Gallagher Alliance Insurance Services, Inc.                                           Arizona

AJG Financial Services, Inc.                                                         Delaware

    AJG Capital, Inc./4/                                                             Illinois

    AJG Investments, Inc.                                                            Delaware

    AJG Premium Finance, Inc.                                                        Illinois

Lamberson Koster & Company                                                          California

Arthur J. Gallagher & Co. of Tennessee, Inc.                                         Tennessee

Arthur J. Gallagher & Co. of Kentucky, Inc.                                          Kentucky

__________________
/4/  10% of the Common Stock of this subsidiary is owned by an unrelated party.

Gallagher Benefit Services, Inc.                                                   Delaware

    Gallagher Benefit Services of Michigan, Inc.                                   Michigan

    Gallagher Benefit Services of the Carolinas, Inc.                           North Carolina

    Gallagher Benefit Services of Colorado, Inc.                                   Colorado

    Gallagher Benefit Services of Kansas City, Inc.                                Delaware

    Gallagher Benefit Services of New York, Inc.                                   New York

    Gallagher Benefit Services of Texas, Inc.                                        Texas

    Gallagher Benefit Services of Washington, D.C.                                 Delaware

Generation 2000 Loss Control Services, Inc.                                        Tennessee

Risk Placement Services of Texas, Inc.                                               Texas

Arthur J. Gallagher Service Company                                                Delaware

Risk Placement Services of Arkansas, Inc.                                          Arkansas

Arthur J. Gallagher Australasia Pty Ltd.*                                          Australia

AJG Two Pierce, Inc.                                                               Delaware

Gallagher Woods & Co., Inc.                                                        Delaware

Arthur J. Gallagher & Co. of Maryland, Inc.                                        Maryland

_______________
* 40% of the Common Stock of this subsidiary is owned by unrelated parties.